This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-270080
SUBJECT TO COMPLETION
Preliminary Prospectus Supplement Dated September 25, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 28, 2023)
7,000,000 Shares
Common Stock

We are offering 7,000,000 shares of our common stock, $0.01 par value per share.
We are organized and conduct our operations to maintain our qualification as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in maintaining our qualification as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” and “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Certain of our directors and executive officers have indicated an interest in purchasing up to an aggregate of $3,240,000 in shares of common stock in this offering at the public offering price per share. Because these indications of interest are not binding agreements or commitments to purchase, we can provide no assurances with respect to whether such directors and executive officers will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to these insiders. The underwriters will receive the same discount from any shares of common stock sold to our directors and executive officers as they will from any other shares of common stock sold to the public in this offering. See “Indications of Interest.”
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AHH,” and the last reported sale price of our common stock on the NYSE on September 24, 2024 was $12.21 per share.
Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, for certain risks relevant to an investment in our common stock.
	Per Share	Option
Public offering price	$	$
Underwriting discount
Proceeds, before expenses, to us	$	$
We have granted the underwriters an option to purchase up to 1,050,000 additional shares of our common stock on the same terms and conditions set forth above for 30 days after the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The common stock sold in this offering will be ready for delivery in book-entry form through The Depository Trust Company on or about September   , 2024.

Joint Book-Running Managers
Jefferies	BofA Securities	Barclays

The date of this prospectus supplement is September   , 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free-writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free-writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference herein and therein. See “Incorporation by Reference” in this prospectus supplement and “Where To Find Additional Information” in the accompanying prospectus.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Armada Hoffler Properties, Inc., a Maryland corporation, together with its consolidated subsidiaries, including Armada Hoffler, L.P., a Virginia limited partnership of which the company is the sole general partner and to which we refer in this prospectus supplement as our Operating Partnership.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein each contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance, expected net operating income for acquisitions and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated funds from operations, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference in each are based on management’s beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
▪
adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

▪
our failure to generate sufficient cash flows to service our outstanding indebtedness;

▪
defaults on, early terminations of, or non-renewal of leases by tenants, including significant tenants;

▪
bankruptcy or insolvency of a significant tenant or a substantial number of smaller tenants;

▪
the inability of one or more mezzanine loan borrowers to repay mezzanine loans or similar investments in accordance with their contractual terms;

▪
difficulties in identifying or completing development, acquisition, or disposition opportunities;

▪
our ability to commence or continue construction and development projects on the timeframes and terms currently anticipated;

▪
our failure to successfully operate developed and acquired properties;

▪
our failure to generate income in our general contracting and real estate services segment in amounts that we anticipate;

▪
fluctuations in interest rates;

▪
the impact of inflation, including increases in operating costs;

▪
our failure to obtain necessary outside financing on favorable terms or at all;

▪
our inability to extend the maturity of or refinance existing debt or comply with the financial covenants in the agreements that govern our existing debt;

▪
financial market fluctuations;

▪
risks that affect the general retail environment or the market for office properties or multifamily units;

▪
the competitive environment in which we operate;

▪
decreased rental rates or increased vacancy rates;

▪
conflicts of interests with our officers and directors;

▪
lack or insufficient amounts of insurance;

S-iii

▪
environmental uncertainties and risks related to adverse weather conditions and natural disasters;

▪
other factors affecting the real estate industry generally;

▪
our failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

▪
limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification as a REIT for U.S. federal income tax purposes;

▪
changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

▪
potential negative impacts from changes to U.S. tax laws.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus supplement, except as required by applicable law. We caution investors not to place undue reliance on these forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors,” including the risks incorporated therein from our Annual Report on Form 10-K for the year ended December 31, 2023 and our other periodic reports filed with the SEC and incorporated by reference herein.
NON-GAAP FINANCIAL MEASURES
The information in this prospectus supplement contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”), Total Adjusted EBITDAre, Stabilized Portfolio Adjusted EBITDAre, and Stabilized Portfolio Debt.
We calculate EBITDAre consistent with the definition established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is a financial measure not calculated in accordance with GAAP that Nareit defines as net income (loss) (calculated in accordance with GAAP), excluding interest expense, income taxes, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment of real estate assets, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. Management believes EBITDAre is useful to investors in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.
Total Adjusted EBITDAre is calculated as EBITDAre further adjusted for debt extinguishment losses, non-cash stock compensation, mark-to-market adjustments on interest rate derivatives, and other one-time adjustments including non-recurring bad debt and termination fees. Management believes Total Adjusted EBITDAre is useful to investors in evaluating and facilitating comparisons of our operating performance between periods and between REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results along with other non-comparable items.
We calculate Property Adjusted EBITDAre as EBITDAre coming solely from our operating properties. When referring to Property Adjusted EBITDAre, we also exclude certain items, including, but not limited to, non-recurring bad debt, non-recurring termination fees, amortization of right-of-use assets, and impairment of intangible assets and liabilities. Management believes that Property Adjusted EBITDAre provides useful supplemental information to investors regarding our properties’ recurring operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs.
We calculate Stabilized Portfolio Adjusted EBITDAre as Property Adjusted EBITDAre coming solely from our stabilized properties, which excludes certain items, including, but not limited to, the impact of redevelopment and development pipeline projects that are still in lease-up, as well as acquisitions and dispositions in the period. We generally consider a property to be stabilized upon the earlier of  (a) the quarter after the property reaches 80% occupancy, or (b) the thirteenth quarter after the property receives its certificate of occupancy.

S-iv

Additionally, any property that is fully or partially taken out of service for the purpose of redevelopment is no longer considered stabilized until the redevelopment activities are complete, the asset is placed back into service, and the stabilization criteria above are again met. A property may also be fully or partially taken out of service as a result of a disposition, depending on the significance of the portion of the property disposed. A property classified as Held for Sale is not considered stabilized. Management believes that Stabilized Portfolio Adjusted EBITDAre provides useful supplemental information to investors regarding our properties’ recurring operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs.
We calculate Stabilized Portfolio Debt as our total debt secured by our stabilized properties, plus unsecured debt attributable to our stabilized properties.
We calculate our annualized measures by multiplying the applicable measure for the period by four.
Other REITs may use different methodologies for calculating EBITDAre, Total Adjusted EBITDAre, Property Adjusted EBITDAre, Stabilized Portfolio Adjusted EBITDAre, and Stabilized Portfolio Debt, or similarly entitled measures and, accordingly, our EBITDAre, Total Adjusted EBITDAre, Property Adjusted EBITDAre, Stabilized Portfolio Adjusted EBITDAre, and Stabilized Portfolio Debt may not be comparable to these or other similarly entitled measures of other REITs.

S-v

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before investing in our common stock.
Armada Hoffler Properties, Inc.
Our Company
We are a vertically-integrated, self-managed REIT with over four decades of experience developing, building, acquiring, and managing high-quality retail, office, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. In addition to the ownership of our operating property portfolio, we develop and build properties for our own account and through joint ventures between us and unaffiliated partners, and also invest in development projects through real estate financing arrangements. We also provide general construction and development services to third-party clients. Our construction and development experience includes mid- and high-rise office buildings, retail strip malls, retail power centers, multifamily apartment communities, hotels and conference centers, single- and multi-tenant industrial, distribution, and manufacturing facilities, educational, medical and special purpose facilities, government projects, parking garages, and mixed-use town centers. Our most recent third-party construction contracts have included the mixed-use project The Interlock in Atlanta, Georgia, Adams Hill Apartments in Greenville, South Carolina, The Apartments at Innsbrook Square in Glen Allen, Virginia, Fox Crossing Apartments in Raleigh, North Carolina, Boulder Lake Apartments in Chesterfield, Virginia, and 27th Street Hotel in Virginia Beach. We also are proud to have completed numerous signature properties across the Mid-Atlantic region, such as the Constellation Energy Building in Baltimore, Maryland, the Inner Harbor East development in Baltimore, Maryland and the Salamander DC in Washington, D.C.
As of June 30, 2024, our stabilized operating property portfolio was comprised of the following: 48 retail properties with approximately 4.0 million rentable square feet and 73% of such properties in shopping centers or grocery anchored centers; 14 office properties with approximately 2.3 million rentable square feet; and 11 multifamily properties with 2,492 units. The following chart reflects the geographic diversification of our portfolio:
A significant portion of our properties are in mixed-use communities, with 26%, 95% and 61% of the annualized base rent from our retail, office and multifamily properties, respectively, being generated by properties in mixed-use communities. Our annualized based rent from properties in mixed-use communities is comprised as follows: 16.9% from retail properties; 54.3% from office properties; and 28.8% from multifamily properties. The chart below reflects, as of June 30, 2024, our scheduled lease expirations for our commercial portfolio (retail and office) in our mixed-use communities as a percentage of annualized base rent from such properties:

Mixed-Use Portfolio Lease Expirations (Commercial)
    % of Total Square Feet Expiring(1)

(1)
Square feet metrics are measured in net rentable square feet

Two of our mixed-use communities are the Town Center of Virginia Beach and Harbor Point in Baltimore, Maryland. For our properties located in the Town Center of Virginia Beach, our net operating income, or NOI, for the quarter ended June 30, 2024 on an annualized basis (which is calculated as NOI for the quarter ended June 30, 2024 multiplied by four) was $36.6 million, with 32.5%, 40.1% and 27.4% of such NOI being contributed by our retail, office and multifamily properties, respectively. For our properties located in Harbor Point, our annualized NOI for the quarter ended June 30, 2024 was $44.7 million, with 1.6%, 81.9% and 16.5% of such annualized NOI being contributed by our retail, office and multifamily properties, respectively.
As of June 30, 2024, our retail properties were 95.4% occupied, our office properties were 94.3% occupied, and our multifamily properties were 94.9% occupied. Further, as of June 30, 2024, we had a diversified spread of lease expirations in our commercial portfolio, with a weighted average remaining lease term of 6.6 years. The following tables set forth certain information, as of June 30, 2024, regarding our scheduled commercial lease expirations, excluding leases from properties in development, redevelopment, and delivered, but not yet stabilized:
Retail Lease Expirations
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Portfolio Net Rentable Square Feet	ABR	% of Retail Portfolio ABR
Available	—	185,825	4.6%	$—	—%
Month-to-Month	2	1,602	—%	59,262	0.1%
2024	23	108,273	2.7%	1,808,971	2.3%
2025	89	347,513	8.6%	7,146,493	9.3%
2026	94	458,869	11.4%	9,644,168	12.5%
2027	87	450,489	11.2%	8,852,323	11.5%
2028	75	332,977	8.2%	7,371,520	9.6%
2029	82	377,280	9.3%	7,882,615	10.2%
2030	63	419,830	10.4%	8,767,818	11.4%
2031	39	297,671	7.4%	5,580,130	7.2%
2032	33	311,932	7.7%	5,715,527	7.4%
2033	29	112,335	2.8%	3,030,464	3.9%

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Portfolio Net Rentable Square Feet	ABR	% of Retail Portfolio ABR
2034	16	66,192	1.6%	1,524,524	2.0%
Thereafter	33	566,874	14.1%	9,617,429	12.6%
Total	665	4,037,662	100.0%	$77,001,244	100.0%

Office Lease Expirations
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	% Portfolio Net Rentable Square Feet	ABR	% of Office Portfolio ABR
Available	—	132,918	5.7%	$0	—%
Month-to-Month	2	—	—%	21,600	—%
2024	7	33,853	1.5%	1,019,297	1.5%
2025	17	110,986	4.8%	3,665,082	5.4%
2026	9	40,595	1.7%	1,230,611	1.8%
2027	20	180,570	7.8%	6,166,583	9.1%
2028	14	131,605	5.7%	4,042,235	5.9%
2029	14	325,454	14.0%	9,368,828	13.8%
2030	11	175,958	7.6%	5,339,361	7.8%
2031	7	142,135	6.1%	4,097,196	6.0%
2032	2	20,778	0.9%	730,931	1.1%
2033	2	52,219	2.2%	1,541,553	2.3%
2034	6	119,019	5.1%	2,979,408	4.4%
Thereafter	8	861,783	36.9%	27,929,206	40.9%
Total	119	2,327,873	100.0%	$68,130,891	100.0%
Additionally, as set forth in the chart below we have diverse set of high-quality tenants, with no individual tenant comprising more than 10% of our annualized base rent:
Tenant	Investment Grade Rating(1)	Number of Leases(2)	Lease Expiration(2)	Annualized Base Rent(2)	% of Total Annualized Base Rent(2)
Constellation Energy Generation	Yes	1	2036	$15,010	7.5%
Morgan Stanley	Yes	3	2028 – 2035	8,883	4.4%
Harris Teeter/Kroger	Yes	6	2026 – 2035	3,781	1.9%
Clark Nexsen		1	2029	2,857	1.4%
Canopy by Hilton		1	2045	2,698	1.3%
Dick’s Sporting Goods/Golf Galaxy	Yes	2	2028 ; 2032	1,977	1.0%
Lowes Foods		2	2037 ; 2039	1,976	1.0%
Franklin Templeton	Yes	1	2038	1,898	0.9%
Duke University	Yes	1	2029	1,742	0.9%
Huntington Ingalls Industries	Yes	1	2029	1,671	0.8%
TJ Maxx/Homegoods	Yes	5	2026 – 2030	1,554	0.8%
PetSmart		5	2025 – 2027	1,527	0.8%

Tenant	Investment Grade Rating(1)	Number of Leases(2)	Lease Expiration(2)	Annualized Base Rent(2)	% of Total Annualized Base Rent(2)
Georgia Tech	Yes	1	2031	1,446	0.7%
WeWork		1	2034	1,348	0.7%
Mythics		1	2030	1,311	0.7%
Puttshack		1	2036	1,203	0.6%
Apex Entertainment		1	2035	1,176	0.6%
Pindrop		1	2027	1,172	0.6%
Amazon/Whole Foods	Yes	1	2040	1,144	0.6%
Kimley-Horn		1	2027	1,123	0.6%
Top 20 Total				$55,497	27.8%

(1)
Per public sources.

(2)
Excludes leases from the development and redevelopment properties that have been delivered, but not yet stabilized.

As of June 30, 2024, our stabilized retail properties had an annualized base rent, or ABR, per square foot of $19.99, our stabilized office properties had an ABR per square foot of  $31.04 and our stabilized multifamily properties had an average monthly rental rate per unit of  $1,976. See below for certain definitions:
▪
ABR and ABR per square foot: We calculate ABR by multiplying (a) monthly base rent as of June 30, 2024 (defined as cash base rent, before contractual tenant concessions and abatements, and excluding tenant reimbursements for expenses paid by us) for executed leases as of such date by (b) 12, and we do not give effect to periodic contractual rent increases or contingent rental revenue (e.g., percentage rent based on tenant sales thresholds). ABR per leased square foot is calculated by dividing (a) ABR by (b) square footage under executed leases as of June 30, 2024. In the case of triple net or modified gross leases, our calculation of ABR does not include tenant reimbursements for real estate taxes, insurance, common area, or other operating expenses.

▪
Average monthly rental rate per unit is calculated by dividing our quarterly rent for our stabilized multifamily portfolio by three and then further dividing such amount by the number of occupied units in our stabilized multifamily portfolio.

In addition to our stabilized operating property portfolio, we had one retail property in the redevelopment stage and one mixed-use property in the development, not delivered stage as of June 30, 2024.
As of June 30, 2024, we owned 100% of the equity interests in all of the properties in our operating property portfolio, except for three retail properties in which we owned 65%, 85% and 90% of the equity interests, respectively, two office properties in which we own 85% and 90% of the equity interests, respectively, and two multifamily properties in which we own 85% and 90% of the equity interests, respectively. Substantially all of our assets are held by, and all of our operations are conducted through, our Operating Partnership and the wholly owned subsidiaries thereof. We are the sole general partner of our Operating Partnership and, as of June 30, 2024, we owned, through a combination of direct and indirect interests, 75.6% of the outstanding common units of limited partnership interest in our Operating Partnership, or OP Units.
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2013.
Our principal executive office is located at 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462 in the Armada Hoffler Tower at the Virginia Beach Town Center. In addition, we have a construction office located at 1300 Thames Street, Suite 30, Baltimore, Maryland 21231 in Thames Street Wharf at Harbor Point. The telephone number for our principal executive office is (757) 366-4000. We maintain a website at ArmadaHoffler.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement or the accompanying prospectus.
Recent Developments
Since July 1, 2024, we have sold 1,886,112 shares of our common stock under our at-the-market continuous equity offering program at a weighted average price of  $11.71 per share, receiving net proceeds, after offering costs and commissions, of approximately $21.8 million, and no shares of our 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, or our Series A Preferred Stock.
Leverage Metrics
The ratio of our net debt (i.e., total debt less cash and restricted cash) as of June 30, 2024 to our annualized Total Adjusted EBITDAre for the three months ended June 30, 2024 was 7.5x, and the ratio of our Stabilized Portfolio Debt as of June 30, 2024 to our annualized Stabilized Portfolio Adjusted EBITDAre for the three months ended June 30, 2024 was 6.4x. Our debt service coverage ratio, which is our quarterly Total Adjusted EBITDAre divided by total quarterly interest expense, interest receipts of non-designated derivatives, and required principal repayment, was 1.5x as of June 30, 2024.
The following table sets forth a reconciliation of our EBITDAre, Total Adjusted EBITDAre, Stabilized Portfolio Adjusted EBITDAre and Property Adjusted EBITDAre to net loss attributable to common stockholders and OP Unitholders, the most directly comparable GAAP measure, for the three months ended June 30, 2024 (dollars in thousands):
Three Months Ended June 30, 2024
Net Income Attributable to Common Stockholders and OP Unitholders	$375
Excluding:
Depreciation and Amortization	20,789
Impairment of Real Estate Assets	1,494
Income Tax Benefit	(1,246)
Interest Expense	21,227
EBITDAre	$42,639
Change in Fair Value of Derivatives and Other	(4,398)
Preferred Dividends	2,887
Non-Recurring Bad Debt Adjustment	(478)
Non-Recurring Termination Fee Adjustment	(103)
Acquisition, Development, & Other Pursuit Costs	5,528
Unrealized Credit Loss Release	(228)
Investment Entities	17
Non-Cash Stock Compensation	744
Development/Redevelopment	(51)
Total Adjusted EBITDAre	$46,557
Construction Gross Profit	(4,339)
Corporate G&A	4,328
Non-Cash Stock Compensation	(744)
Interest Income	(4,580)
Other Income (Expense), Net	(20)
Stabilized Portfolio Adjusted EBITDAre	$41,202
Development/Redevelopment	$51
Property Adjusted EBITDAre	$41,253

The following table sets forth a reconciliation of our Stabilized Portfolio Debt to our total debt, the most directly comparable GAAP measure, as of June 30, 2024 (dollars in thousands):
Three Months Ended June 30, 2024
Total Debt	$1,422,473
Adjustments to Debt:
(Less) Development/Redevelopment	(307,027)
(Less) Unstabilized Property Debt	(52,886)
Stabilized Portfolio Debt	1,062,560

The Offering
The offering terms are summarized below solely for your convenience. For a more complete description of the terms of our common stock, see “Description of Common Stock” in the accompanying prospectus.
Issuer
Armada Hoffler Properties, Inc., a Maryland corporation.
Securities offered by us
7,000,000 shares of common stock, $0.01 par value per share. We have granted the underwriters an option to purchase up to an additional 1,050,000 shares of common stock.
Shares of common stock outstanding immediately prior to this offering
69,346,160 shares.
Shares of common stock outstanding upon completion of this offering
76,346,160(1) shares (77,396,160 shares if the underwriters exercise their option to purchase additional shares in full).
Shares of common stock and OP Units outstanding upon completion of this this offering
97,804,233(1)(2) shares and OP Units (98,854,233 shares and OP Units if the underwriters exercise their option to purchase additional shares in full).
Indications of interest
Certain of our directors and executive officers have indicated an interest in purchasing up to an aggregate of  $3,240,000 in shares of common stock in this offering at the public offering price per share. Because these indications of interest are not binding agreements or commitments to purchase, we can provide no assurances with respect to whether such directors and executive officers will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to these insiders. The underwriters will receive the same discount from any shares of common stock sold to our directors and executive officers as they will from any other shares of common stock sold to the public in this offering. See “Indications of Interest.”
Use of proceeds
We estimate that the net proceeds that we will receive from this offering will be approximately $      million, after deducting the underwriting discount and our expenses, or approximately $      million if the underwriters’ option to purchase additional shares is exercised in full. We will contribute the net proceeds to our Operating Partnership in exchange for OP Units. Our Operating Partnership intends to use the net proceeds from this offering to repay (A) the loan secured by Chronicle Mill, (B) the loan secured by Premier, (C) the loan secured by Market at Mill Creek and (D) amounts outstanding under our revolving credit facility (as defined below), with any remaining net proceeds being used for general corporate purposes and working capital. See “Use of Proceeds.”

Restrictions on ownership
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with the requirements for qualification as a REIT. Among other things, our charter provides that, subject to certain exceptions, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code of 1986, as amended, or the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of any class or series of our capital stock.
See “Description of Common Stock — Restrictions on Ownership and Transfer” and “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Risk factors
Investing in our common stock involves a high degree of risk and the purchasers of our common stock may lose their entire investment. Before deciding to invest in our common stock, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our other periodic reports filed with the SEC and incorporated by reference herein.
New York Stock Exchange symbol
“AHH”

(1)
Excludes (i) 1,050,000 shares of our common stock issuable upon the exercise of the underwriters’ option to purchase additional shares in full, (ii) a maximum of 1,112,489 shares of our common stock and other equity-based awards available for issuance in the future (including shares issuable upon the vesting of outstanding performance units) under our Amended and Restated 2013 Equity Incentive Plan, or our Equity Incentive Plan and (iii) 209,897 LTIP Units in the Operating Partnership, or LTIP Units, which are convertible into OP Units at the holder’s option following the date on which they vest, but no earlier than two years from the grant date.

(2)
Includes 21,458,037 OP Units held by limited partners of our Operating Partnership (other than us), which units may, subject to certain limitations and adjustments, be redeemed for cash or, at our option, for shares of our common stock on a one-for-one basis.

RISK FACTORS
Investing in our common stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”
Risks Related to Our Properties and Our Business
We have a substantial amount of indebtedness outstanding, which may expose us to the risk of default under our debt obligations and may include covenants that restrict our ability to pay distributions to our stockholders.
As of June 30, 2024, we had total debt of approximately $1.4 billion, including amounts drawn under our $355.0 million senior unsecured revolving credit facility, or our revolving credit facility, and our $350.0 million senior unsecured term loan facility, or our term loan facility and, together with our revolving credit facility, our credit facility, a substantial portion of which is guaranteed by our Operating Partnership, and we may incur significant additional debt to finance future acquisition and development activities. Excluding unamortized fair value adjustments and debt issuance costs, the aggregate outstanding principal balance of our debt was $1.4 billion as of June 30, 2024. Payments of principal and interest on borrowings may leave us with insufficient cash resources to operate our business or to pay the dividends currently contemplated or necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:
▪
our cash flow may be insufficient to meet our required principal and interest payments;

▪
we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to meet operational needs;

▪
we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

▪
we may be forced to dispose of one or more of our properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

▪
we may default on our obligations, in which case the lenders or mortgagees may have the right to foreclose on any properties that secure the loans or collect rents and other income from our properties;

▪
we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations or reduce our ability to pay, or prohibit us from paying, distributions to our stockholders; and

▪
our default under any loan with cross-default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, cash available for distribution, and ability to service our debt obligations could be materially and adversely affected. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.
Risks Related to This Offering
The market price and trading volume of our common stock may be volatile following this offering.
The per-share trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the per-share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the purchase price. We cannot assure you that the per-share trading price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
▪
actual or anticipated variations in our quarterly operating results or dividends;

▪
changes in our funds from operations or earnings estimates;

▪
publication of research reports about us or the real estate industry;

▪
increases in market interest rates that lead investors in our common stock to demand a higher yield;

▪
the market for similar securities;

▪
changes in market valuations of similar companies;

▪
adverse market reaction to any additional debt we incur in the future;

▪
additions or departures of key management personnel;

▪
actions by institutional stockholders;

▪
speculation in the press or investment community;

▪
the realization of any of the other risk factors presented in this prospectus and incorporated by reference herein;

▪
the extent of investor interest in our securities;

▪
the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

▪
changes in the federal government;

▪
our underlying asset value;

▪
investor confidence in the stock and bond markets generally;

▪
changes in tax laws;

▪
future equity issuances;

▪
failure to meet earnings estimates;

▪
failure to maintain our qualification as a REIT for U.S. federal income tax purposes;

▪
changes in our credit ratings;

▪
general economic and financial market conditions;

▪
our issuance of debt or additional preferred equity securities; and

▪
our financial condition, results of operations and prospects.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and per-share trading price of our common stock.
The number of shares of our common stock available for future issuance or sale could adversely affect the per-share trading price of our common stock and our ability to obtain additional capital.
We cannot predict whether future issuances or sales of shares of our common stock or the availability of shares for resale in the open market will decrease the per-share trading price of our common stock. The issuance of substantial numbers of shares of our common stock in the public market, or upon redemption of OP Units for shares of our common stock, or the perception that such issuances might occur, could adversely affect the per-share trading price of our common stock. As of the date of this prospectus supplement, approximately 69,346,160 shares of our common stock were outstanding. In addition, approximately 21,458,073 OP Units were outstanding (other than OP Units held by us), all of which are eligible to be tendered for redemption for cash or, at our option, for shares of our common stock on a one-for-one basis, subject to certain limitations. Additionally, as of the date of this prospectus supplement, 209,897 LTIP Units are outstanding, none of which are eligible to be converted into OP Units (except in connection with a Change of Control (as defined in the limited partnership agreement of the Operating Partnership)) as of the date of this prospectus supplement. We have an effective resale shelf registration statement pursuant to which we may issue freely tradeable shares of our common stock upon redemption of such OP Units. Accordingly, a substantial number of shares of our common stock could be issued in the future pursuant to such resale shelf registration statement. The sale of such shares, or the perception that such a sale may occur, could materially and adversely affect the per-share trading price of our common stock. In addition, as of the date of this prospectus supplement, 1,112,489 shares of our common stock and other equity-based awards were available for issuance in the future (including shares issuable upon the vesting of outstanding performance units) under our Equity Incentive Plan.
The exercise of the underwriters’ option to purchase additional shares, the redemption of OP Units (including OP Units issued upon conversion of LTIP Units) for shares of our common stock, the vesting of any restricted stock and performance units granted to certain directors, executive officers and other employees under our Equity Incentive Plan, the issuance of our common stock or OP Units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per-share trading price of our common stock. The existence of OP Units, LTIP Units and shares of our common stock reserved for future issuance under our Equity Incentive Plan or upon redemption of OP Units may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of shares of our common stock may be dilutive to existing stockholders.
Future offerings of debt or equity securities, which could rank senior to our common stock, may adversely affect the market price of our common stock.
If we decide to issue debt or equity securities in the future, which could rank senior to our common stock, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. We also may issue additional shares of our Series A Preferred Stock, which rank senior to our common stock as to distribution rights and rights upon our liquidation, dissolution or winding up in the future. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Therefore, holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.
You may experience significant dilution as a result of this offering, which may adversely affect the per-share trading price of our common stock.
This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our common or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on such proceeds, and cannot be determined at this time.
Affiliates of the underwriters may receive benefits in connection with this offering.
BofA Securities, Inc., an underwriter in this offering, acts as a joint lead arranger and bookrunner under our credit facility, and an affiliate of BofA Securities, Inc. acts as administrative agent and a lender under our credit facility. An affiliate of Barclays Capital Inc., an underwriter in this offering, acts as a lender under our credit facility. To the extent that we use a portion of the net proceeds from this offering to repay borrowings outstanding under our credit facility, BofA Securities, Inc. and/or its or Barclays Capital Inc.’s respective affiliates will receive their proportionate share of any amount of the credit facility that is repaid with the net proceeds from this offering.
BofA Securities, Inc. also acts as joint lead arranger and lender, and an affiliate of BofA Securities, Inc. acts as administrative agent, for the $175 million term loan due December 2026 secured by our Constellation Energy Building property. An affiliate of BofA Securities acts as the lender for the loans secured by our Thames Street Wharf and Premier properties, which, as of June 30, 2024, have an amount outstanding of approximately $67.2 million and $23.8 million, respectively. As a result, if any net proceeds are used to repay any of these loans, BofA Securities, Inc. and/or its affiliate, as applicable, will receive their proportionate share of any amount of the term loan that is repaid with the net proceeds of this offering.

INDICATIONS OF INTEREST
Certain of our directors and executive officers have indicated an interest in purchasing up to an aggregate of $3,240,000 in shares of common stock in this offering at the public offering price per share. Specifically, Louis S. Haddad, our Chief Executive Officer and the Executive Chairman of our Board of Directors, Daniel A. Hoffler, the Chairman Emeritus of our Board of Directors, and A. Russell Kirk, a member of our Board of Directors, each have indicated an interest in purchasing $1,000,000 of the shares of common stock being offered hereby. Additionally, F. Blair Wimbush, James C. Cherry, Dennis H. Gartman, James A. Carroll and George F. Allen, each of whom is a member of our Board of Directors, have indicated an interest in purchasing $100,000, $50,000, $50,000, $30,000 and $10,000, respectively, of the shares of common stock being offered hereby. However, because these indications of interest are not binding agreements or commitments to purchase, we can provide no assurances with respect to whether such directors and executive officers will purchase shares in this offering or, if they elect to purchase shares, the number of shares they ultimately will acquire. In addition, the underwriters may elect to sell fewer shares or not to sell any shares in this offering to these insiders. The underwriters will receive the same discount from any shares of common stock sold to our directors and executive officers as they will from any other shares of common stock sold to the public in this offering.

USE OF PROCEEDS
We estimate that the net proceeds that we will receive from this offering will be approximately $      million, after deducting the underwriting discount and our expenses, or approximately $      million if the underwriters’ option to purchase additional shares is exercised in full. We will contribute the net proceeds to our Operating Partnership in exchange for OP Units.
Our Operating Partnership intends to use the net proceeds from this offering to repay (A) the loan secured by Chronicle Mill, a mixed-use development located in Belmont, North Carolina, (B) the loan secured by Premier, a mixed-use development located in Virginia Beach, Virginia, (C) the loan secured by Market at Mill Creek, a grocery-anchored retail development located in Mount Pleasant, South Carolina and (D) amounts outstanding under our revolving credit facility, with any remaining net proceeds being used for general corporate purposes and working capital.
The following table sets forth information, as of June 30, 2024, with respect to the indebtedness that we intend to repay, in whole or in part, with the net proceeds of this offering ($ in thousands):
Debt	Amount to be Repaid(1)	Interest Rate	Effective Interest Rate	Maturity Date(2)
Chronicle Mill	$35,069	SOFR+ 3.00%	8.34%	April 26, 2025
Premier	23,763	SOFR+ 1.55%	7.00%	October 31, 2024
Market at Mill Creek	11,033	SOFR+ 1.55%	7.00%(3)	July 12, 2025
Revolving Credit Facility	11,000	SOFR+ 1.30%-1.85%	6.94%	January 22, 2027
Total	$80,865

(1)
Based on amounts outstanding as of June 30, 2024, except with respect to the revolving credit facility, which reflects the amount we intend to repay of the $187.0 million outstanding under the revolving credit facility as of June 30, 2024.

(2)
Does not reflect the effect of any maturity extension options.

(3)
Effective interest rate before the effect of interest rate swaps.

The expected debt repayments set forth in the table above assume that 7,000,000 shares are sold by us at $12.21 per share, the last reported sale price of our common stock on the NYSE on September 24, 2024, resulting in net proceeds of approximately $80.865 million. If our actual net proceeds from this offering are less than $80.865 million, we intend to decrease the amount of borrowings under our revolving credit facility repaid with net proceeds from this offering accordingly. If our actual net proceeds from this offering are greater than $80.865, we intend to use the additional net proceeds for general corporate purposes and working capital.
Following the expected debt repayments set forth in the table above, fixed-rate debt and debt hedged by interest rate derivates (which are scheduled to expire in September 2024, October 2025 and December 2025) are expected to comprise 94% of our outstanding debt, and the weighted average interest rate for debt secured by our properties is expected to be 4.5%. Further, following the expected debt repayments set forth the table above, the ratio of our net debt to our annualized Total Adjusted EBITDAre (as of June 30, 2024) would be 7.0x. See “Prospectus Supplement Summary — Leverage Metrics” for a reconciliation of Total Adjusted EBITDA to Net income attributable to common stockholders and OP Unitholders.
The repayment or reduction of outstanding borrowings is expected to provide enhanced balance sheet flexibility to incur debt on more favorable terms, the proceeds of which we intend to use to recapitalize and/or acquire the following properties within the next 18 months.
▪
Southern Post, a mixed-use development project in Roswell, Georgia that is expected to have 137 multifamily units, 95,000 square feet of office space and 42,000 square feet of retail, of which we are the sole owner;

▪
The Allure at Edinburgh, a multifamily development property located in Chesapeake, Virginia that is expected to have 280 multifamily units, in which we hold a $9.2 million preferred equity investment with economic and other terms consistent with a note receivable;

▪
Solis Gainesville II, a multifamily development property located in Gainesville, Georgia that is expected to have 184 multifamily units, in which we hold a $19.6 million preferred equity investment with economic and other terms consistent with a note receivable; and

▪
Allied | Harbor Point (also referred to as Harbor Point Parcel 4), a mixed-use development project that is expected to have 312 multifamily units, 15,800 square feet of retail and 1,252 parking spaces, in which we hold a 78% interest and an option to increase our ownership interest to 90%.

Following stabilization of the properties described above, and assuming no other changes in the NOI generated by our properties, the addition of the properties described above to our portfolio is expected to result in a significant portion of our total NOI being contributed by our multifamily portfolio.
There can be no assurance that we will obtain financing for the recapitalization or acquisition of the above properties on the terms and timing we expect or at all or that we will we complete the recapitalization, development or acquisition of the above properties on the timeline we anticipate or at all. Further, there can be no assurance that (i) the above properties will stabilize on the timing we expect or (ii) the forecasted NOI will be achieved, which is subject to numerous risks, some of which will be outside of our control, including market rental rates, property operating and maintenance expenses and real estate tax rates.
BofA Securities, Inc., an underwriter in this offering, acts as a joint lead arranger and bookrunner under our credit facility, and an affiliate of BofA Securities, Inc. acts as administrative agent and a lender under our credit facility. An affiliate of Barclays Capital Inc., an underwriter in this offering, acts as a lender under our credit facility. As described above, our Operating Partnership may use a portion of the net proceeds from this offering to repay amounts outstanding under our credit facility. As a result, BofA Securities, Inc. and/or its or Barclays Capital Inc.’s respective affiliates will receive their proportionate share of any amount of our credit facility that is repaid with the net proceeds of this offering. See “Underwriting — Other Relationships.”
BofA Securities, Inc. also acts as joint lead arranger and lender, and an affiliate of BofA Securities, Inc. acts as administrative agent, for the $175 million term loan due December 2026 secured by our Constellation Energy Building property. An affiliate of BofA Securities acts as the lender for the loans secured by our Thames Street Wharf and Premier properties, which, as of June 30, 2024, have an amount outstanding of approximately $67.2 million and $23.8 million, respectively. As a result, if any net proceeds are used to repay any of these loans, BofA Securities, Inc. and/or its affiliate, as applicable, will receive their proportionate share of any amount of the term loan that is repaid with the net proceeds of this offering.

UNDERWRITING
Jefferies LLC, BofA Securities, Inc. and Barclays Capital Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, our Operating Partnership, and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Jefferies LLC
BofA Securities, Inc.
Barclays Capital Inc.
Total	7,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of  $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $      and are payable by us.
Option to Purchase Additional Shares
We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,050,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities
We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any shares of common stock (other than the shares offered hereby) or any securities (including OP Units) convertible into, or redeemable, exercisable or exchangeable for, shares of common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of common stock or other securities, in cash or otherwise, without the prior written consent of the representatives, except that we may:
▪
issue shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement,

▪
issue shares of common stock or options to purchase common stock pursuant to our existing employee benefit plans,

▪
issue shares of common stock pursuant to any dividend reinvestment plan,

▪
issue OP Units in connection with the acquisition of additional properties,

▪
issue shares of common stock upon redemption of OP Units and file a registration statement relating to the issuance and resale of such shares of common stock or

▪
file a registration statement on Form S-8 relating to shares of common stock that may be issued pursuant to any equity compensation plans.

Our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for common stock for 60 days after the date of this prospectus without first obtaining the written consent of the representatives. Our directors and officers have agreed not to directly or indirectly:
▪
offer, pledge, sell or contract to sell any common stock,

▪
sell any option or contract to purchase any common stock,

▪
purchase any option or contract to sell any common stock,

▪
grant any option, right or warrant to purchase any common stock,

▪
lend or otherwise dispose of or transfer any common stock,

▪
request or demand that we file or make a confidential submission of a registration statement related to the common stock, or

▪
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lock-up applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Subject to certain conditions, the lock-up does not apply to the following: (i) transfers as a bona fide gift or gifts, (ii) transfers to any trust for the direct or indirect benefit of the director or officers or their immediate family, (iii) transfers by will or intestacy upon the death of the director or officer, (iv) transfers to the to the director or officer’s affiliates or to any investment fund or other entity controlled or managed by the director or officer, (v) transfers pursuant to an order of a court or regulatory agency or to comply with any regulations related to the director or officer’s ownership of shares of common stock. In addition, (i) the director or officer may sell shares of common stock purchased by the director or officer on the open market following the offering if and only if  (a) such sales are not required to be reported in any public report or filing with the SEC or otherwise and (b) the director or officer does not otherwise voluntarily effect any public filing or report regarding such sales, (ii) the director or officer may forfeit shares of common stock to us in satisfaction of withholding tax obligations, provided that any required filing reporting any such forfeiture with the SEC pursuant to Section 16 of the Exchange Act will explain that such filing relates solely to such forfeiture (provided that in no event will the director or officer voluntarily effect any public filing or report regarding such forfeiture) and (iii) the director or officer may establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (1) such plans do not provide for the transfer of shares of common stock during the 60 days after the date of this prospectus and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily during that period in connection with the establishment of such trading plan.
New York Stock Exchange
Our common stock is listed on the NYSE under the symbol “AHH.”
Price Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
BofA Securities, Inc., an underwriter in this offering, acts as a joint lead arranger and bookrunner under our credit facility, and an affiliate of BofA Securities, Inc. acts as administrative agent and a lender under our credit facility. An affiliate of Barclays Capital Inc., an underwriter in this offering, acts as a lender under our credit facility. As described above, our Operating Partnership may use a portion of the net proceeds from this offering to repay amounts outstanding under our credit facility. As a result, BofA Securities, Inc. and/or its or Barclays

Capital Inc.’s respective affiliates will receive their proportionate share of any amount of our credit facility that is repaid with the net proceeds of this offering.
BofA Securities, Inc. also acts as joint lead arranger and lender, and an affiliate of BofA Securities, Inc. acts as administrative agent, for the $175 million term loan due December 2026 secured by our Constellation Energy Building property. An affiliate of BofA Securities acts as the lender for the loans secured by our Thames Street Wharf and Premier properties, which, as of June 30, 2024, have an amount outstanding of approximately $67.2 million and $23.8 million, respectively. As a result, if any net proceeds are used to repay any of these loans, BofA Securities, Inc. and/or its affiliate, as applicable, will receive their proportionate share of any amount of the term loan that is repaid with the net proceeds of this offering.
In addition, Jefferies LLC and Barclays Capital Inc. are sales agents for our “at-the-market” equity offering program for the issuance and sale from time to time of shares of our common stock and Series A Preferred Stock having an aggregate gross sales price of up to $300.0 million.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of  (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the shares. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
Notice to Prospective Investors in Switzerland
We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the shares being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the shares are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the shares on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Morrison & Foerster LLP. Goodwin Procter LLP is acting as counsel to the underwriters.
EXPERTS
The consolidated financial statements of Armada Hoffler Properties, Inc. appearing in Armada Hoffler Properties, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Armada Hoffler Properties, Inc.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst and Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. The incorporated documents contain significant information about us, our business and our financial position. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024;

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our Current Reports on Form 8-K filed with the SEC on February 16, 2024, March 4, 2024, March 25, 2024, May 10, 2024, June 12, 2024 and July 24, 2024;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 19, 2024;

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the description of our common stock included in our registration statement on Form 8-A filed with the SEC on May 3, 2013; and

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all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement and the accompanying prospectus.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A written request for a copy of any such documents should be addressed to Armada Hoffler Properties, Inc., 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462, Attention: Corporate Secretary.

Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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Shares of our common stock, $0.01 par value per share, or our common stock;

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Shares of our preferred stock, $0.01 par value per share, or our preferred stock;

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Depositary shares representing our preferred stock, or depositary shares;

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Warrants to purchase our common stock, preferred stock or depositary shares; and

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Rights to purchase our common stock or preferred stock.

We refer to our common stock, preferred stock, depositary shares, warrants and rights registered hereunder collectively as the “securities.”
We or the selling securityholders, as applicable, will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities being offered. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.
We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. The securities also may be resold, from time to time, by selling securityholders. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 58. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities and, if applicable, information about the selling securityholders.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AHH.” Our 6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, or our Series A preferred stock, is listed on the NYSE under the symbol, “AHHPrA.”
See “Risk Factors” beginning on page 5 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated February 28, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well- known seasoned issuer” utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders offer securities, we or the selling securityholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time and, if applicable, information about the selling securityholders. The prospectus supplement may also add, update or change information contained in this prospectus.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different or additional information. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Armada Hoffler Properties, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Armada Hoffler, L.P., a Virginia limited partnership, or our Operating Partnership, of which we are the sole general partner.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents that we incorporate by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements relating to our liquidity and capital resources, portfolio performance, expected net operating income for acquisitions and results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including anticipated fund from operations, market conditions and demographics) are forward-looking statements. We are including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any such forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “result,” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. Such statements are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you that while forward-looking statements reflect our good faith beliefs when we make them, they are not guarantees of future performance and are impacted by actual events when they occur after we make such statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on results and trends at the time they are made, to anticipate future results or trends.
Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

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our failure to generate sufficient cash flows to service our outstanding indebtedness;

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defaults on, early terminations of, or non-renewal of leases by tenants, including significant tenants;

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bankruptcy or insolvency of a significant tenant or a substantial number of smaller tenants;

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the inability of one or more mezzanine loan borrowers to repay mezzanine loans in accordance with their contractual terms;

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difficulties in identifying or completing development, acquisition, or disposition opportunities;

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our ability to commence or continue construction and development projects on the timeframes and terms currently anticipated;

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our failure to successfully operate developed and acquired properties;

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our failure to generate income in our general contracting and real estate services segment in amounts that we anticipate;

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fluctuations in interest rates;

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the impact of inflation, including increased operating costs;

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our failure to obtain necessary outside financing on favorable terms or at all;

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our inability to extend the maturity of or refinance existing debt or comply with the financial covenants in the agreements that govern our existing debt;

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financial market fluctuations;

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risks that adversely affect the general retail environment or the market for office properties or multifamily units;

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the competitive environment in which we operate;

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decreased rental rates or increased vacancy rates;

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conflicts of interests with our officers and directors;

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lack or insufficient amounts of insurance;

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environmental uncertainties and risks related to adverse weather conditions and natural disasters;

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other factors affecting the real estate industry generally;

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our failure to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

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limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification as a REIT for U.S. federal income tax purposes;

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changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

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potential negative impacts resulting from changes to U.S. tax laws.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events, or other changes after the date of this prospectus, except as required by applicable law. We caution investors not to place undue reliance on these forward-looking statements. For a further discussion of these risks and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” on page 0 of this prospectus and under Item 1A, “Risk Factors,” beginning on page 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other reports filed with the SEC incorporated by reference herein.

OUR COMPANY
We are a full-service real estate company with extensive experience developing, building, owning, and managing high-quality, institutional-grade office, retail, and multifamily properties in attractive markets primarily throughout the Mid-Atlantic and Southeastern United States. In addition to the ownership of our operating property portfolio, we develop and build properties for our own account and through joint ventures between us and unaffiliated partners and also invest in development projects through mezzanine lending and preferred equity arrangements. We also provide general contracting services to third parties. Our construction and development experience includes mid- and high-rise office buildings, retail strip malls, retail power centers, multifamily apartment communities, hotels and conference centers, single- and multi-tenant industrial, distribution and manufacturing facilities, educational, medical and special purpose facilities, government projects, parking garages, and mixed-use town centers. Our most recent third-party construction contracts have included the mixed-use project The Interlock in Atlanta, Georgia, Boulder Lake Apartments in Chesterfield, Virginia, and 27th Street Hotel in Virginia Beach. We also are proud to have completed numerous signature properties across the Mid-Atlantic region, such as the Constellation Energy Building in Baltimore, Maryland, the Inner Harbor East development in Baltimore, Maryland and the Mandarin Oriental Hotel in Washington, D.C.
We were formed on October 12, 2012 under the laws of the State of Maryland and are headquartered in Virginia Beach, Virginia. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013. Substantially all of our assets are held by, and all of our operations are conducted through, our Operating Partnership. We are the sole general partner of our Operating Partnership and, as of December 31, 2022, we owned, through a combination of direct and indirect interests, 76.7% of the Class A units of limited partnership interest in our Operating Partnership, or operating partnership units.
Our principal executive office is located at 222 Central Park Avenue, Suite 2100, Virginia Beach, Virginia 23462 in the Armada Hoffler Tower at the Town Center of Virginia Beach. In addition, we have a construction office located at 1300 Thames Street, Suite 30, Baltimore, Maryland 21231 in Thames Street Wharf at Harbor Point. The telephone number for our principal executive office is (757) 366-4000. We maintain a website located at ArmadaHoffler.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC. For information regarding how to contact us, see “Where to Find Additional Information.”

RISK FACTORS
You should carefully consider the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities. For a description of where you can find this information, see “Where To Find Additional Information” and “Incorporation of Certain Information By Reference.”

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of securities pursuant to this prospectus to our Operating Partnership in exchange for operating partnership units. Our Operating Partnership will subsequently use the net proceeds from the sale of securities under this prospectus to acquire or develop additional properties and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities, in each case, in a manner that is consistent with maintaining our qualification as a REIT.
Unless otherwise described in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders, if any, pursuant to this prospectus.

DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.
General
We are authorized to issue 600,000,000 shares of our capital stock, consisting of 500,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of our preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of February 17, 2023, we had 67,713,787 shares of our common stock outstanding. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.
Dividends, Liquidation and Other Rights
Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and

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are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. In uncontested elections, in which the number of director nominees equals the number of directors to be elected at the meeting, a director will be elected only by the affirmative vote of a majority of the total votes cast “for,” “against” or affirmatively withheld at a meeting of stockholders duly called and at which a quorum is present. However, in any contested election, in which the number of director nominees exceeds the number of directors to be elected at the meeting, directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present. There is no cumulative voting in the election of our directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Power to Reclassify and Issue Stock
Our board of directors may classify any unissued shares of our preferred stock, and reclassify any unissued shares of our common stock or any previously classified but unissued shares of our preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.
Power to Increase Authorized Stock and Issue Additional Shares of our Common Stock and Preferred Stock
Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Because our board of directors believes it is at present essential for us to qualify as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a fuller description of these restrictions and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
Although the following summary describes certain provisions of Maryland law and the material provisions of our charter and bylaws, it is not a complete description of Maryland law or our charter and bylaws, copies of which are filed as exhibits to, and are incorporated by reference into, the registration statement of which this prospectus is a part. See “Where To Find Additional Information.”
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased by our board of directors, but may not be less than the minimum number required under the MGCL, which is one, or more than fifteen. We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, subject to the rights of holders of one or more classes or series of preferred stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the full term of the directorship in which such vacancy occurred and until his or her successor is duly elected and qualifies.
Each member of our board of directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. In uncontested elections, in which the number of director nominees equals the number of directors to be elected at the meeting, a director will be elected only by the affirmative vote of a majority of the total votes cast “for,” “against” or affirmatively withheld at a meeting of stockholders duly called and at which a quorum is present. However, directors will be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) our corporate secretary receives notice that a stockholder has nominated an individual for election as a director in compliance with the requirements for advance notice of stockholder nominees set forth in our bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the tenth day before the date of filing of our definitive proxy statement with the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (i.e., any person (other than the corporation or any subsidiary) who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock, or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock) or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by it.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder became an interested stockholder. As permitted by the MGCL, our board of directors has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such persons). However, our board of directors may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested stockholders.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to those shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by stockholders entitled to vote generally in the election of directors, excluding votes cast by (1) the person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to, among other things, (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of shares of our stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future by our board of directors.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, without stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide, respectively, that:
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the corporation’s board of directors will be divided into three classes;

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the affirmative vote of two-thirds of the votes cast in the election of directors generally is required to remove a director;

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the number of directors may be fixed only by vote of the directors;

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a vacancy on its board of directors be filled only by the remaining directors and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

We have elected by a provision in our charter to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. In addition, without our having elected to be subject to Subtitle 8, our charter and bylaws already (1) require the affirmative vote of holders of shares entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors to remove a director from our board of directors, (2) vest in our board of directors the exclusive power to fix the number of directors and (3) require, unless called by our chairman, our president and chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting. Our board of directors is prohibited from electing to classify into three classes without first obtaining stockholder approval.
Meetings of Stockholders
Pursuant to our bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held on a date and at the time and place set by our board of directors. Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. In addition, our chairman, our president and chief executive officer or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our corporate secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our corporate secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our corporate secretary may prepare and mail the notice of the special meeting.
Amendments to our Charter and Bylaws
Under the MGCL, a Maryland corporation generally cannot amend its charter unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain amendments related to the removal of directors and the restrictions on ownership and transfer of our stock and the vote required to amend those provisions (which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if the amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue.
Our board of directors shall have the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws; provided, however, that, stockholders satisfying the ownership and eligibility requirements of Rule 14a-8 under the Exchange Act have the power, by the affirmative vote of a majority of all votes entitled to be cast on the matter, to alter or repeal any provision of the bylaws and to adopt new bylaws, except that stockholders do not have the power to alter or repeal Article XIV (relating to the amendment of bylaws) or Article XII (relating to indemnification and advancement of expenses) of the bylaws or adopt any provision of the bylaws inconsistent with Article XIV or Article XII without the approval of the board of directors.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets are held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Appraisal Rights
Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Proxy Access
Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of (i) 20% of the number of directors up for election by the stockholders at our annual meeting of stockholders or (ii) two director nominees, subject to the nominating stockholder(s) and the director nominee(s) satisfying certain requirements specified in our bylaws.
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders at an annual meeting of stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee or business proposal, as applicable.
With respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been properly called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the stockholder and its affiliates and the nominee.
Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including:
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supermajority vote and cause requirements for removal of directors;

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requirement that stockholders holding at least a majority of our outstanding common stock must act together to make a written request before our stockholders can require us to call a special meeting of stockholders;

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provisions that vacancies on our board of directors may be filled only by the remaining directors for the full term of the directorship in which the vacancy occurred;

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the power of our board of directors, without stockholder approval, to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock;

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the power of our board of directors to cause us to issue additional shares of stock of any class or series and to fix the terms of one or more classes or series of stock without stockholder approval;

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the restrictions on ownership and transfer of our stock; and

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advance notice requirements for director nominations and stockholder proposals.

Likewise, if the resolution opting out of the business combination provisions of the MGCL was repealed, or the business combination is not approved by our board of directors, or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Ownership Limit
Subject to certain exceptions, our charter contains certain ownership limits with respect to our stock. Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, excluding any shares that are not treated as outstanding for federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a fuller description of these restrictions and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”
Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
Our charter and bylaws provide for indemnification of our officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:
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any present or former director or officer of our company who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and to any employee or agent of our company or our predecessor.
We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.
REIT Qualification
Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws.
General
Our charter provides that we may issue up to 100,000,000 shares of preferred stock, $0.01 par value per share, of which 9,980,000 shares were classified and designated as our Series A preferred stock as of February 17, 2023. Our charter authorizes our board of directors to increase or decrease the number of authorized shares without stockholder approval. As of February 17, 2023, 6,843,418 shares of our Series A preferred stock were issued and outstanding and no other shares of our preferred stock were issued and outstanding.
Subject to the limitations prescribed by Maryland law and our charter and bylaws, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors or duly authorized committee thereof.
The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:
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the title and stated value of such preferred stock;

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the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for such preferred stock;

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the provisions for a sinking fund, if any, for such preferred stock;

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the provisions for redemption, if applicable, of such preferred stock;

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any listing of such preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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a discussion of U.S. federal income tax considerations applicable to such preferred stock;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Series A Preferred Stock
Our Series A preferred stock ranks senior to our common stock with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Company, on parity with any class or series of our capital stock expressly designated as ranking on parity with our Series A preferred stock, junior to any other class or series of our capital stock expressly designated as ranking senior to our Series A preferred stock, none of which exists on the date hereof, and junior in right of payment to our existing and future indebtedness.
Holders of shares of our Series A preferred stock are entitled to receive cumulative cash dividends on our Series A preferred stock, when, as and if authorized by our board of directors and declared by us from and including the original issue date, payable quarterly in arrears at the rate of 6.75% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $1.6875 per share). In the event of any liquidation, dissolution or winding up of the Company, the holders of our Series A preferred stock shall be entitled to receive a liquidating distribution in the amount of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the final date of payment.
Holders of our Series A preferred stock generally have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series A preferred stock for six or more quarterly periods, whether or not consecutive, holders of our Series A preferred stock (voting together as a single class with the holders of all other classes or series of parity preferred stock) will be entitled to elect two additional directors at a special meeting called upon the request of the holders of at least 10% of the outstanding shares of our Series A preferred stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable or at our next annual meeting and each subsequent annual meeting of stockholders, until all accrued and unpaid dividends on our Series A preferred stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full.
Special Optional Redemption
Upon the occurrence of a change of control (as defined in the articles supplementary designating the terms of our Series A preferred stock), we have a special optional redemption right that enables us to redeem our Series A preferred stock, in whole or in part and within 120 days after the first date on which a change of control has occurred resulting in neither the Company nor the surviving entity having a class of common stock listed on the NYSE, NYSE American, or NASDAQ or the acquisition of beneficial ownership of its stock entitling a person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in election of directors. The special optional redemption price is $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but excluding, the date of redemption.
Upon the occurrence of a change of control, holders will have the right (unless we have elected to exercise our special optional redemption right to redeem our Series A preferred stock) to convert some or all of such holder’s Series A preferred stock into a number of shares of our common stock equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to, but not including, the change of control conversion date (unless the change of control conversion date is after a record date for a Series A preferred stock distribution payment and prior to the corresponding Series A preferred stock distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the common stock price (as defined in the articles supplementary designating the terms of the Series A preferred stock); and

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2.97796, the share cap, subject to certain adjustments;

subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in the articles supplementary designating the terms of the Series A preferred stock.
Transfer Agent and Registrar.
The transfer agent and registrar for our Series A preferred stock is Broadridge Corporate Issuer Solutions, Inc.

Listing
Our Series A preferred stock is listed on the NYSE under the symbol “AHHPrA.”
Restrictions on Ownership and Transfer
Our charter, among other restrictions, prohibits the beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, including our Series A preferred stock and excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. For a fuller description of these restrictions and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”
Certain Provisions of Maryland Law and Our Charter and Bylaws
See “Certain Provisions of Maryland Law and Our Charter and Bylaws.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares
Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

Restrictions on Ownership
Holders of depositary receipts will be subject to the ownership restrictions of our charter. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
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the title and issuer of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of U.S. material federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Restrictions on Ownership
Holders of warrants will be subject to the ownership restrictions of our charter. See “Restrictions on Ownership and Transfer.”

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of our common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any special U.S. federal income tax consequences; and

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any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership
Holders of rights will be subject to the ownership restrictions of our charter. See “Restrictions on Ownership and Transfer.”

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order to qualify as a REIT under the Code our shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Because our board of directors believes it is at present essential for us to maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, contains restrictions on the number of our shares of stock that a person may own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock, or the ownership limit.
Our charter also prohibits any person from:
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beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

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transferring shares of our capital stock to the extent that such transfer would result in our shares of capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership would cause us to constructively own ten percent or more of the ownership interests in a tenant (other than a taxable REIT subsidiary, or TRS) of our real property within the meaning of Section 856(d)(2)(B) of the Code; or

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beneficially or constructively owning or transferring shares of our capital stock if such beneficial or constructive ownership or transfer would otherwise cause us to fail to qualify as a REIT under the Code including, but not limited to, as a result of any hotel management companies failing to qualify as an “eligible independent contractor” under the REIT rules.

Our board of directors, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to our board of directors any representations, covenants and undertakings that our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may not grant an exemption to any person if that exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel, in either case in form and substance satisfactory to our board of directors, in its sole discretion, in order to determine or ensure our status as a REIT.
Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such guidelines or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, our board of directors from time to time may increase or decrease the ownership limit, subject to certain exceptions.
Any attempted transfer of shares of our capital stock which, if effective, would violate any of the restrictions described above will result in the number of shares of our capital stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which may be reduced by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in a violation will be null and void, and the proposed transferee shall acquire no rights in those shares.
Any certificate representing shares of our capital stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.
Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our capital stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of our capital stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of shares of our capital stock that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations that you, as a prospective investor, may consider relevant in connection with the acquisition, ownership and disposition of our common stock and preferred stock and our election to be taxed as a REIT. The material U.S. federal income tax considerations that you may consider relevant in connection with the acquisition, ownership and disposition of our depositary shares, warrants and rights, as well as any additional considerations applicable to our preferred stock due to the specific terms thereof, will be discussed in the applicable prospectus supplement. As used in this section, the terms “we” and “our” refer solely to Armada Hoffler Properties, Inc. and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes.
This discussion does not exhaust all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. Nor does this discussion address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions, broker-dealers, individuals subject to the alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that our stockholders hold our stock as a “capital asset” for U.S. federal income tax purposes, which generally means property held for investment.
The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. This discussion is for general purposes only and is not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
We urge you to consult your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of our stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the U.S. federal, state, local, foreign, and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.
Taxation of Our Company
We were organized on October 12, 2012 as a Maryland corporation. We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to maintain our qualification for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner. However, no assurances can be provided regarding our qualification as a REIT because such qualification depends on our ability to satisfy numerous asset, income, stock ownership and distribution tests described below, the satisfaction of which will depend, in part, on our operating results.
The sections of the Code relating to qualification, operation and taxation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of those sections. This summary is qualified in its entirety by the applicable Code provisions and the related Treasury Regulations and administrative and judicial interpretations thereof.
In connection with the filing of this registration statement, Morrison & Foerster LLP has rendered an opinion to the effect that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable years ended December 31, 2013 through December 31, 2022, and our prior, current and proposed method of operation will enable us to continue to qualify for taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2023 and in the future. Investors should be aware that Morrison & Foerster LLP’s opinion is based on the U.S. federal income tax laws governing qualification as a REIT as of the date of such opinion, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks only as of the date issued. In addition, Morrison & Foerster LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve, among other things, the percentage of our gross income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. Morrison & Foerster LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Morrison & Foerster LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which may require us to pay a material excise or penalty tax in order to maintain our REIT qualification. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “— Failure to Qualify as a REIT” below.
If we qualify as a REIT, generally we will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders because we will be entitled to a deduction for dividends that we pay. Such tax treatment avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. In general, income generated by a REIT is taxed only at the stockholder level if such income is distributed by the REIT to its stockholders. However, we will be subject to U.S. federal income tax in the following circumstances:
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We will be subject to U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will be subject to tax, at the highest U.S. federal corporate income tax rate, on net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property.

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We will be subject to a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless maintain our qualification as a REIT because we meet certain other requirements, we will be subject to a 100% tax on:

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the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

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a fraction intended to reflect our profitability.

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If we fail to distribute during a calendar year at least the sum of: (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, then we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

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If we fail any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as described below under “— Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the IRS, and (3) we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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Generally, we will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest U.S. federal corporate income tax rate applicable if we elect to recognize such gain immediately or subsequently recognize gain on the taxable disposition of the asset during the 5-year period after we acquire the asset. The amount of gain on which we will pay tax generally is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

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The earnings of our subsidiary entities that are C corporations, including TRSs, will be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain.

In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes, on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification as a REIT
A REIT is a corporation, trust or association that satisfies each of the following requirements:
(1)   It is managed by one or more trustees or directors;
(2)   Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial interest;
(3)   It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code, i.e., the REIT provisions;
(4)   It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;
(5)   At least 100 persons are beneficial owners of its stock or shares of beneficial interest (determined without reference to any rules of attribution);
(6)   Not more than 50% in value of its outstanding stock or shares of beneficial interest are owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year;
(7)   It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;
(8)   It uses a calendar year for U.S. federal income tax; and
(9)   It meets certain other requirements, described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.
We must satisfy requirements 1 through 4, and 8, during our entire taxable year and must satisfy requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 did not need to be satisfied for our first taxable year as a REIT. If we comply with certain requirements for ascertaining the beneficial ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Our charter provides for restrictions regarding the ownership and transfer of our stock. We believe that we have sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our charter are intended, among other things, to assist us in satisfying requirements 5 and 6 described above. These restrictions, however, may not ensure that we will be able to satisfy such share ownership requirements in all cases. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. For purposes of requirement 8, we have adopted December 31 as our year-end for U.S. federal income tax purposes, and thereby satisfy this requirement.
Qualified REIT Subsidiaries.   A “qualified REIT subsidiary”, or QRS, generally is a corporation, all of the stock of which is owned, directly or indirectly, by a REIT and that is not treated as a TRS. A corporation that is a QRS is treated as a division of the REIT and not as a separate entity for U.S. federal income tax purposes. Thus, all assets, liabilities, and items of income, deduction, and credit of a QRS are treated as assets, liabilities, and items of income, deduction, and credit of the REIT that directly or indirectly owns the QRS. Consequently, in applying the REIT requirements described herein, the separate existence of any QRS that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, as determined under U.S. federal income tax laws, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. We own various direct and indirect interests in entities that are classified as partnerships and limited liability companies for state law purposes. Nevertheless, many of these entities currently are not treated as entities separate from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as our assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.
An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of gross income of our Operating Partnership and any other partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as our assets and items of gross income for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the entity.
Taxable REIT Subsidiaries.   A REIT is permitted to own, directly or indirectly, up to 100% of the stock of one or more TRSs. The subsidiary and the REIT generally must jointly elect to treat the subsidiary as a TRS. However, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities automatically is treated as a TRS without an election.
Unlike a QRS, the separate existence of a TRS is not ignored for U.S. federal income tax purposes and a TRS is a fully taxable corporation subject to U.S. federal corporate income tax on its earnings. We will not be treated as holding the assets of any TRS or as receiving the income earned by any TRS. Rather, we will treat the stock issued by any TRS as an asset and will treat any distributions paid to us from any TRS as income. This treatment may affect our compliance with the gross income tests and asset tests.
Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS of ours, redetermined deductions and excess interest represent any amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to us from a TRS, if any, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders and may affect our compliance with the gross income tests and asset tests.
A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary tenant services or the disposition of property held for sale to customers. See “— Gross Income Tests — Rents from Real Property” and “— Gross Income Tests — Prohibited Transactions.”
Gross Income Tests
We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year generally must consist of the following:
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rents from real property;

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interest on debt secured by mortgages on real property or on interests in real property and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

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gain from the sale of real estate assets other than gain from the sale of a nonqualified publicly offered REIT debt instrument as defined under Section 856(c)(5)(L)(ii) of the Code;

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income and gain derived from foreclosure property; and

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income derived from the temporary investment of new capital attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

The term “real estate assets” also includes debt instruments of “publicly offered REITs,” personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these.
Cancellation of indebtedness income and gross income from a sale of property that we hold primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from “hedging transactions,” as defined in “— Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.
The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to us.
Rents from Real Property.   Rent that we receive for the use of our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:
First, the rent must not be based in whole or in part on the income or profits of any person. However, rent will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages generally:
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are fixed at the time the leases are entered into;

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are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits; and

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conform with normal business practice.

We intend to set and accept rents in compliance with the rules above and not to any extent determined by reference to any person’s income or profits.
Second, we generally must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a “related-party tenant.” The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. Because the constructive ownership rules are broad and it is not possible to monitor direct and indirect transfers of our stock continually, no assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a tenant (or a subtenant, in which case only rent attributable to the subtenant is disqualified).
Under an exception to the related-party tenant rule, rent that we receive from a TRS lessee will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRS lessees and related-party tenants, and (2) the amount paid by the TRS lessee to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space.
Third, we must not furnish or render noncustomary services, other than a de minimis amount of noncustomary services, to the tenants of our properties other than through (i) an independent contractor from whom we do not derive or receive any income or (ii) a TRS. However, we generally may provide services directly to our tenants to the extent that such services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided primarily for the tenants’ convenience. In addition, we may provide a minimal amount of noncustomary services to the tenants of a property, other than through an independent contractor from whom we do not derive or receive any income or a TRS, as long as the income attributable to the services (valued at not less than 150% of the direct cost of performing such services) does not exceed 1% of our gross income from the related property. If the rent from a lease does not qualify as “rents from real property” because we furnish noncustomary services having a value in excess of 1% of our gross income from the related property to the tenants of the property, other than through a qualifying independent contractor or a TRS, none of the rent from the property will qualify as “rents from real property.” We have not performed, and do not intend to provide, any noncustomary services to our tenants unless such services are provided through independent contractors from whom we do not derive or receive any income or TRSs.
Fourth, rent attributable to any personal property leased in connection with a lease of real property will not qualify as “rents from real property” if the rent attributable to such personal property exceeds 15% of the total rent received under the lease. If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. We do not and do not intend to lease significant amounts of personal property pursuant to our leases.
Fifth, the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases.
We believe rents received under our leases generally qualify as “rents from real property” and any income attributable to noncustomary services or personal property will not jeopardize our ability to maintain our qualification as a REIT. However, there can be no assurance that the IRS would not challenge our conclusions, or that a court would agree with our conclusions. If such a challenge were successful, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.
Interest.   Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or on an interest in real property. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the profit or net cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.
We may provide mortgage loans. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire or originate the loan then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. For taxable years beginning after December 31, 2015, in the case of real estate mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset test and interest income that qualifies for purposes of the 75% gross income test. We anticipate that the interest on our mortgage loans generally would be treated as qualifying income for purposes of the 75% gross income test.
Certain mezzanine loans are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We anticipate that any mezzanine loans that we originate typically may not meet all of the requirements for reliance on this safe harbor. Nevertheless, if we invest in mezzanine loans, we intend to do so in a manner that will enable us to satisfy the gross income tests and asset tests.
In addition, investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments, and certain gains from such investments may be treated as ordinary income.
Dividends.   Our share of any dividends received from any corporation or entity treated as a corporation for U.S. federal income tax purposes (including any TRS, but excluding any REIT or QRS) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75%

gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests. Any dividends received by us from a QRS will be excluded from gross income for purposes of the 75% and 95% gross income tests.
Prohibited Transactions.   A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances that exist from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale do not exceed 30% of the selling price of the property;

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either (1) during the year in question, the REIT did not make more than seven property sales other than sales of foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, or (4) the REIT satisfies the requirements of clause (2) applied by substituting “20%” for “10%” and the 3-year average adjusted bases percentage for the taxable year does not exceed 10% or (5) the REIT satisfies the requirements of clause (3) applied by substituting “20%” for “10%” and the 3-year average fair market value percentage for the taxable year does not exceed 10%;

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in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven property sales (excluding sales of foreclosure property) during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We will attempt to comply with the terms of the foregoing safe-harbor. However, we cannot assure you that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.” We may hold and dispose of certain properties through a TRS if we conclude that the sale or other disposition of such property may not fall within the safe-harbor provisions. The 100% prohibited transactions tax will not apply to gains from the sale of property by a TRS, although such income will be taxed to the TRS at U.S. federal corporate income tax rates.
Foreclosure Property.   We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Gross income from foreclosure property will qualify under the 75% and 95% gross income tests.
Hedging Transactions.   From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our or our subsidiaries’ assets or liabilities. Our or our subsidiaries’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) and new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT; however, no assurance can be given that our hedging activities will give rise to income that is excluded from gross income for purposes of the gross income tests.
Failure to Satisfy Gross Income Tests.   We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are available if:
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our failure to meet the applicable test is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, we file a schedule of the sources of our income with the IRS in accordance with the Treasury Regulations.

We cannot predict, however, whether any failure to meet these tests will qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test, or (2) the amount by which we fail the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, under the “75% asset test,” at least 75% of the value of our total assets generally must consist of:
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cash or cash items, including certain receivables and shares in certain money market funds;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgage loans secured by real property;

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interests in personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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stock or shares of beneficial interest in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

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personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease; and

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debt instruments issued by “publicly offered REITs.”

Second, under the “5% asset test,” of our assets that are not qualifying assets for purposes of the 75% asset test described above, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.
Third, of our assets that are not qualifying assets for purposes of the 75% asset test described above, we may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.
Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of “publicly offered REITs” in the meaning of real estate assets, as described above.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include securities that qualify under the 75% asset test, securities of a TRS and equity interests in an entity taxed as a partnership for U.S. federal income tax purposes. For purposes of the 10% value test, the term “securities” also does not include: certain “straight debt” securities; any loan to an individual or an estate; most rental agreements and obligations to pay rent; any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes in which we are an owner to the extent of our proportionate interest in the debt and equity securities of the entity; and any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”
We believe that the assets that we hold satisfy the foregoing asset test requirements. We will not obtain, nor are we required to obtain under the U.S. federal income tax laws, independent appraisals to support our conclusions as to the value of our assets and securities or the real estate collateral for the mortgage or mezzanine loans that we may originate. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
Failure to Satisfy Asset Tests.   We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. Nevertheless, if we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet point immediately above, we still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.
In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the IRS, (3) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements
Each taxable year, we must make distributions, other than capital gain dividend distributions and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and excluding any net capital gain, and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the sum of certain items of non-cash income.

Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November, or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. In both instances, these distributions relate to our prior taxable year for purposes of the annual distribution requirement to the extent of our earnings and profits for such prior taxable year.
We will pay U.S. federal income tax on any taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for the year,

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95% of our REIT capital gain net income for the year, and

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any undistributed taxable income from prior years,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed.
We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirement and to minimize U.S. federal corporate income tax and avoid the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for U.S. federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to make distributions to our stockholders that are sufficient to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax imposed on certain undistributed income or even to meet the annual distribution requirement. In such a situation, we may need to borrow funds or issue additional stock or, if possible, pay dividends consisting, in whole or in part, of our stock or debt securities.
For taxable years beginning before January 1, 2015, in order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. The preferential dividend rule for publicly offered REITs was repealed for distributions made in taxable years beginning after December 31, 2014. We believe that we are, and expect we will continue to be, a “publicly offered REIT,” and as such, we are no longer subject to these preferential dividend requirements. Any non-publicly offered REIT in which we invest would be subject to the preferential dividend rule regardless of the date of the distribution.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based on the amount of any deduction we take for deficiency dividends.
To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year, and we intend to distribute any non-REIT earnings and profits that we may accumulate before the end of any taxable year in which we accumulate such earnings and profits.
Recordkeeping Requirements
To avoid paying monetary penalties, we must demand, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock, and we must maintain a list of those persons failing or refusing to comply with such demand as part of our records. A stockholder that fails or refuses to comply with such demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of our stock and other information. We intend to comply with these recordkeeping requirements.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions available under the Code for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we were to fail to maintain our qualification as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at U.S. federal corporate income tax rates. In calculating our taxable income for a year in which we failed to maintain our qualification as a REIT, we would not be able to deduct amounts distributed to our stockholders, and we would not be required to distribute any amounts to our stockholders for that year. Unless we qualified for relief under the statutory relief provisions described in the preceding paragraph, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to maintain our qualification as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Stockholders
For purposes of our discussion, the term “U.S. stockholder” means a beneficial owner of our stock that, for U.S. federal income tax purposes, is:
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an individual citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes (a “partnership”) holds our stock, the U.S. federal income tax treatment of an owner of the partnership generally will depend on the status of the owner and the activities of the partnership. Partnerships and their owners should consult their tax advisors regarding the consequences of the ownership and disposition of our stock by the partnership.
Distributions.   If we qualify as a REIT, distributions made out of our current and accumulated earnings and profits that we do not designate as capital gain dividends will be ordinary dividend income to taxable U.S. stockholders. A corporate U.S. stockholder will not qualify for the dividends-received deduction generally available to corporations. Furthermore, our ordinary dividends also generally will not qualify for the preferential long-term capital gain tax rate applicable to “qualified dividends” unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by us from non-REIT corporations, such as any TRSs, or (ii) income recognized by us and on which we have paid U.S. federal corporate income tax. We do not expect a meaningful portion of our ordinary dividends to be eligible for taxation as qualified dividends. However, for taxable years beginning prior to January 1, 2026, generally individual U.S. stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, as a qualified business income deduction, which will reduce the effective tax rate on such dividends.
Any distribution we declare in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any of those months and is attributable to our current and accumulated earnings and profits for such year will be treated as paid by us and received by the U.S. stockholder on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year.
Distributions to a U.S. stockholder which we designate as capital gain dividends generally will be treated as long-term capital gain, without regard to the period for which the U.S. stockholder has held our stock to the extent that such gain does not exceed our actual net capital gain for the taxable year. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. stockholder may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay U.S. federal corporate income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to our stockholders, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the U.S. federal corporate income tax we paid. The U.S. stockholder would increase its basis in our stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal corporate income tax we paid.
A U.S. stockholder will not incur U.S. federal income tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the U.S. stockholder’s adjusted basis in our stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in our stock. The excess of any distribution to a U.S. stockholder over both its share of our current and accumulated earnings and profits and its adjusted basis will be treated as capital gain and long-term capital gain if the stock has been held for more than one year.
U.S. stockholders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that taxable year that constitute ordinary income, return of capital and capital gain.
Dispositions.   In general, a U.S. stockholder will recognize gain or loss on the sale or other taxable disposition of our stock in an amount equal to the difference between (i) the sum of the fair market value of any property and the amount of cash received in such disposition and (ii) the U.S. stockholder’s adjusted tax basis in such stock. A U.S. stockholder’s adjusted tax basis in our stock generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of undistributed net capital gains deemed distributed to the U.S. stockholder over the federal corporate income tax deemed paid by the U.S. stockholder on such gains and reduced by any returns of capital. Such gain or loss generally will be long-term capital gain or loss if the U.S. stockholder has held such stock for more than one year and short-term capital gain or loss otherwise. However, a U.S. stockholder must treat any loss on a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes on a taxable disposition of shares of our stock may be disallowed if the U.S. stockholder purchases other shares of our stock within 30 days before or after the disposition. Capital losses generally are available only to offset capital gains of the U.S. stockholder except in the case of individuals, who may offset up to $3,000 of ordinary income each year.
Redemptions.   A redemption of our stock solely for cash will be treated, under Section 302 of the Code, as a distribution rather than disposition unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated instead as a sale of stock (in which case the redemption will be treated in the same manner as a disposition described above). Section 302(b) of the Code includes the following three exceptions, which are applicable if the redemption: (1) is “substantially disproportionate” with respect to the stockholder’s interest in our stock; (2) results in a “complete termination” of the stockholder’s interest in all classes of our stock; or (3) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these exceptions apply, stock considered owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because determining whether any of the exceptions under Section 302(b) of the Code will be satisfied with respect to a particular redemption depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, as described above. Additionally, a stockholder may lose the benefit of the adjusted tax basis in the redeemed stock if the redemption is treated as a distribution. We urge prospective investors to consult their own tax advisors to determine the impact of any lost adjusted tax basis.
Conversions of Preferred Stock into Common Stock.   A U.S. stockholder generally will not recognize gain or loss upon the conversion of any of our convertible preferred stock into our common stock. Except as provided below, a U.S. stockholder’s basis and holding period in the common stock received upon conversion generally will be the same as those of the converted shares of preferred stock if such conversion is non-taxable (less that portion of adjusted tax basis allocated to any fractional common share exchanged for cash). Any shares of common stock received in a conversion attributable to accumulated and unpaid dividends on the converted shares of preferred stock will be treated as a distribution on our stock. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss would be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year.
Other Considerations.   U.S. stockholders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses” against such income. In addition, taxable distributions from us and gain from the disposition of our stock generally will be treated as investment income for purposes of the investment interest limitations.
Tax Rates.   The maximum U.S. federal income tax rate on ordinary income and short-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 37%, and the maximum U.S. federal income tax rate on long-term capital gains applicable to U.S. stockholders that are taxed at individual rates currently is 20%. However, the maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property” (i.e., generally, depreciable real property) is 25% to the extent the gain would have been treated as ordinary income if the property were “section 1245 property” (i.e., generally, depreciable personal property). We generally will designate whether a distribution that we designate as a capital gain dividend (and any retained capital gain that we are deemed to distribute) is attributable to the sale or exchange of “section 1250 property.”

Additional Medicare Tax.   Certain U.S. stockholders, including individuals, estates and trusts, will be subject to an additional 3.8% tax, which, for individuals, applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts, or “qualified trusts,” and individual retirement accounts and annuities, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their “unrelated business taxable income,” or UBTI. Amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of any distribution that it received from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.
Finally, in certain circumstances, a qualified trust that owns more than 10% of the value of our stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derive from unrelated trades or businesses, determined as if we were a qualified trust, divided by our total gross income for the year in which we pay the dividends. Such rule applies to a qualified trust holding more than 10% of the value of our stock only if:
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we are classified as a “pension-held REIT”; and

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the amount of gross income that we derive from unrelated trades or businesses for the year in which we pay the dividends, determined as if we were a qualified trust, is at least 5% of our total gross income for such year.

We will be classified as a “pension-held REIT” if:
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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the qualified trust to be treated as holding our stock in proportion to their actuarial interests in the qualified trust; and

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either:

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one qualified trust owns more than 25% of the value of our stock; or

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a group of qualified trusts, of which each qualified trust holds more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock.

As a result of limitations included in our charter on the transfer and ownership of our stock, we do not expect to be classified as a “pension-held REIT,” and, therefore, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because shares of our stock are publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Stockholders
For purposes of our discussion, the term “non-U.S. stockholder” means a beneficial owner of our stock that is not a U.S. stockholder, an entity or arrangement taxed as a partnership for U.S. federal income tax purposes or a tax-exempt stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders, including nonresident alien individuals, foreign corporations and other foreign stockholders, are complex. This section is only a summary of certain of those rules.

We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership and disposition of our stock, including any reporting requirements.
Distributions.   Distributions to a non-U.S. stockholder (i) out of our current and accumulated earnings and profits, (ii) not attributable to gain from our sale or exchange of a “United States real property interest,” or a USRPI, and (iii) not designated by us as a capital gain dividend will be subject to a withholding tax at a rate of 30% unless:
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a lower treaty rate applies and the non-U.S. stockholder submits an IRS Form W-8BEN or W-8BEN-E, as applicable (or any applicable successor form), to us evidencing eligibility for that reduced rate; or

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the non-U.S. stockholder submits an IRS Form W-8ECI (or any applicable successor form) to us claiming that the distribution is income effectively connected to a U.S. trade or business of such stockholder.

A non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates on any distribution treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business in the same manner as a U.S. stockholder. In addition, a corporate non-U.S. stockholder may be subject to a 30% branch profits tax with respect to any such distribution.
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if such excess does not exceed such non-U.S. stockholder’s adjusted basis in our stock. Instead, the excess portion of such distribution will reduce the non-U.S. stockholder’s adjusted basis in our stock. The excess of a distribution over both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in our stock will be taxed, if at all, as gain from the sale or disposition of our stock. See “— Dispositions” below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits.
Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we may withhold tax at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution. To the extent that we do not do so, we nevertheless may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. A non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, distributions attributable to gains from the sale or exchange by us of USRPIs are treated like income effectively connected with the conduct of a U.S. trade or business, generally are subject to U.S. federal income taxation in the same manner and at the same rates applicable to U.S. stockholders and, with respect to corporate non-U.S. stockholders, may be subject to a 30% branch profits tax. However, these distributions will not be subject to tax under FIRPTA, and will instead be taxed in the same manner as distributions described above, if:
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the distribution is made with respect to a class of shares regularly traded on an established securities market in the United States; and

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the non-U.S. stockholder does not own more than 10% of such class at any time during the year within which the distribution is received.

If a non-U.S. stockholder holds stock of a class of our stock that is not regularly traded on an established securities market in the United States or if a non-U.S. stockholder owned more than 10% of a class of our stock any time during the one-year period preceding the distribution, gain distributions to such non-U.S. stockholder with respect to such class attributable to our sales of USRPIs would be subject to tax under FIRPTA. Unless you are a qualified shareholder or a qualified foreign pension fund (both as defined below), we are required to withhold 21% of any distribution to a non-U.S. stockholder owning more than 10% of the relevant class of shares that could be designated by us as a capital gain dividend. Any amount so withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” within the meaning of Section 897(l) are generally exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Although not free from doubt, amounts we designate as retained capital gains in respect of stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.
Dispositions.   Non-U.S. stockholders may incur tax under FIRPTA with respect to gain recognized on a disposition of our stock unless one of the applicable exceptions described below applies. Any gain subject to tax under FIRPTA generally will be taxed in the same manner as it would be in the hands of U.S. stockholders. In addition, the purchaser of such stock could be required to withhold 15% of the purchase price for such stock and remit such amount to the IRS.
Non-U.S. stockholders generally will not incur tax under FIRPTA with respect to gain on a sale of our stock as long as, at all times during a specified testing period, we are “domestically controlled,” i.e., non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that we will be domestically controlled. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. In addition, even if we are not domestically controlled, if a class of our stock is “regularly traded” on an established securities market, a non-U.S. stockholder that owned, actually or constructively, 10% or less of such class of stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of such stock. Moreover, although not entirely clear, if any class of our stock is “regularly traded” on an established securities market, a non-U.S. stockholder generally will not incur tax under FIRPTA on gain from a sale of stock of a class that is not “regularly traded” provided such non-U.S. stockholder owned stock of such class representing 5% (or possibly 10%) or less, by fair market value, of the lowest fair market value “regularly traded” class of our stock at the time of such sale. In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are also not qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. stockholder generally will incur tax on gain from a disposition of our stock not subject to FIRPTA if:
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the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder generally will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax; or

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the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the non-U.S. stockholder generally will incur a 30% tax on its capital gains.

U.S. Federal Income Tax Returns.   If a non-U.S. shareholder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or preferred stock or on distributions, the non-U.S. shareholder will be required to file a U.S. federal income tax return.

Redemptions.   Unless certain FIRPTA provisions apply, as discussed above under “— Taxation of U.S. Stockholders — Redemptions”, a redemption of our stock solely for cash will be treated, under Section 302 of the Code, as a distribution rather than disposition unless the redemption satisfies an exception found in Section 302(b) of the Code, which would cause the redemption to be treated instead as a sale of stock, in which case the redemption will be treated in the same manner as a disposition described above. Because determining whether any of the exceptions described above will be satisfied with respect to a particular redemption depends upon the facts and circumstances, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption for cash does not qualify for any of the exceptions described above, the redemption proceeds will be treated as a distribution, as described above. However, if a distribution in redemption of stock otherwise treated as a disposition under Section 302 of the Code is attributable to gains from the sale or exchange by us of USRPIs, such distribution may be taxed under FIRPTA in the same manner as other distributions by us that are attributable to gains from the sale or exchange of USRPIs, as discussed above, rather than as a disposition.
Conversions of Preferred Stock into Common Stock.   Except as provided below, a non-U.S. stockholder generally will not recognize gain or loss upon the conversion of any of our convertible preferred stock into our common stock, provided the preferred stock does not constitute a USRPI. Even if the preferred stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock (other than with respect to any cash received in lieu of a fractional share of common stock) provided certain reporting requirements are satisfied. If our convertible preferred stock constitutes a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its preferred stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common stock. Except as provided below, a non-U.S. stockholder’s basis and holding period in the common stock received upon conversion will be the same as those of the converted preferred stock if such conversion is non-taxable (but such basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash as described below). Any common stock received in a conversion attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution on our stock. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock. Non-U.S. stockholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such stockholder exchanges common stock received on a conversion of preferred stock for cash or other property.
Information Reporting Requirements and Backup Withholding
We will report to our stockholders and to the IRS the amount of distributions that we pay during each calendar year, and the amount of tax that we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (at a rate of 24%) with respect to distributions unless the stockholder:
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is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding generally will not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that such non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI (or any applicable successor form), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a “U.S. person” that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock that occurs outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that demonstrates that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition of our stock by a non-U.S. stockholder made by or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
FATCA
The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that is treated as having an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Proposed Treasury Regulations, which may be relied upon pending finalization, eliminate FATCA withholding on the gross proceeds from the sale or other disposition of our stock.
If withholding is required under FATCA on a payment related to our stock, holders of our stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our stock.
Possible Application of “Fast-Pay Stock” Rules
We have, and may continue to have, series of preferred stock outstanding of which we may issue additional shares pursuant to a “reopening” or “at-the-market” offering. If we issue any preferred shares at a price that exceeds their redemption price by more than a de minimis amount, such shares could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”).
Under the Fast-Pay Stock Regulations, if stock of a REIT is structured so that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), the stock is characterized as “fast-pay stock,” resulting in the adverse tax consequences described below. Under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, our preferred stock is presumed to be fast-pay stock if it is issued for an amount that exceeds (by more than a de minimis amount, as determined under certain other Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. Apart from the Fast-Pay Stock Regulations, no meaningful guidance exists regarding the determination of whether a dividend economically constitutes a return of investment for these purposes or how a taxpayer could clearly demonstrate otherwise.
If, as a result of being issued at a price in excess of their redemption price, any shares of our preferred stock are determined to be fast- pay stock (“Fast-Pay Stock”), the U.S. federal income tax treatment of the holders of such Fast-Pay Stock (the “FP Stockholders”) would not be as described above and the U.S. federal income tax treatment of our other stockholders (the “NFP Stockholders”) also would be impacted. Specifically, for U.S. federal income tax purposes:
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The FP Stockholders would be treated as having purchased financing instruments from the NFP Stockholders. Such financing instruments would be deemed to have the same terms as the Fast-Pay Stock.

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Payments made by us on the Fast-Pay Stock would be deemed to be made by us to the NFP Stockholders, and the NFP Stockholders would be deemed to pay equal amounts to the FP Stockholders under the deemed financing instruments.

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Any Fast-Pay Stock would not be fungible for U.S. federal income tax purposes with other shares of preferred stock.

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If an NFP Stockholder sells its shares of our stock, in addition to any consideration actually paid and received for such stock, (i) the buyer would be deemed to pay, and such NFP Stockholder would be deemed to receive, the amount necessary to terminate the NFP Stockholder’s position in the deemed financing instruments at fair market value, and (ii) the buyer would be deemed to issue a financing instrument to the appropriate FP Stockholders in exchange for the amount necessary to terminate the NFP Stockholder’s position in the deemed financing instruments. For any transactions that are not sales but affect our stock that is not Fast-Pay Stock, the parties to the transaction must make appropriate adjustments to properly take into account the Fast-Pay Stock arrangement.

While the character of the deemed payments and deemed financing instruments (for example, stock or debt) described above are determined under general U.S. federal income tax principles and depend on all the facts and circumstances, there is a lack of meaningful guidance regarding the consequences to us and the FP and NFP Stockholders regarding the payments deemed made and received. For example, dividends received by the FP Stockholders generally could be treated as (i) additional dividend income to the NFP Stockholders and (ii) ordinary income, in whole or in part, to the FP Stockholders. In addition, the extent to which NFP Stockholders could deduct payments deemed made on the financing instruments and the withholding taxes and information reporting requirements that could apply are uncertain.
Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Thus, if any preferred stock issued by us is treated as fast-pay stock, we and our stockholders would be required to report our and their participation in the transaction on IRS Form 8886 on an annual basis with our and their U.S. federal income tax returns and also would be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Additionally, treatment as a listed transaction would mean that certain of our “material advisors” (as defined under applicable Treasury Regulations) also would be required to file a disclosure statement with the IRS. Certain of our advisors could decide to file disclosure statements with the IRS on a protective basis to avoid the risk of penalties even if it is uncertain that our preferred stock is in fact fast-pay stock or that such advisor is a “material advisor”.
Although not free from doubt, even if shares of our existing classes of preferred stock are issued for a price that exceeds their redemption price by more than the de minimis amount allowed by the Fast-Pay Stock Regulations, currently we do not believe such shares would be, and we do not intend to treat such shares as, fast-pay stock for U.S. federal income tax purposes. However, there is no meaningful authority (beyond the Fast-Pay Stock Regulations discussed above) addressing whether stock such as our preferred stock is fast-pay stock, and thus we cannot guarantee that the IRS will not successfully challenge our position. If the

IRS were to successfully challenge our position, our stockholders may be subject to the adverse tax consequences summarized above. Prospective stockholders should consult their own tax advisors as to the application of these rules to their individual circumstances.
Tax Aspects of Our Investments in Our Operating Partnership and Other Subsidiary Partnerships
The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in our subsidiaries that are taxed as partnerships for U.S. federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.
Classification as Partnerships
We are required to include in our income our distributive share of each Partnership’s income and allowed to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations”; and

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is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association treated as a corporation.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.
We have not requested, and do not intend to request, a ruling from the IRS that any Partnership is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a Partnership were treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to maintain our qualification as a REIT, unless we qualify for certain statutory relief provisions. See “— Gross Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for U.S. federal income tax purposes. Consequently, such Partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and Their Partners
Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.
Partnership Allocations.   Although an agreement among the owners of an entity taxed as a partnership for U.S. federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not respected for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.
Tax Allocations With Respect to Contributed Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property contributed to an entity taxed as a partnership for U.S. federal income tax purposes in exchange for an interest in such entity must be allocated for U.S. federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference.
A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The Treasury Regulations require entities taxed as partnerships for U.S. federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.
Any gain or loss recognized by a partnership on the disposition of contributed properties generally will be allocated first to the partners of the partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes, as adjusted to take into account reductions in book-tax differences described in the previous paragraph. Any remaining gain or loss recognized by the partnership on the disposition of the contributed properties generally will be allocated among the partners in accordance with their partnership agreement unless such allocations and agreement do not satisfy the requirements of applicable Treasury Regulations, in which case such allocation will be made in accordance with the “partners’ interests in the partnership.”
Under the “traditional method,” as well as certain other reasonable methods available to us, built-in gain or loss with respect to our depreciable properties (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than for economic purposes and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners.
Basis in Partnership Interest.   Our adjusted tax basis in any Partnership interest we own generally will be:
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the amount of cash and the basis of any other property we contribute to the Partnership;

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increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

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reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as capital gain (except to the extent attributable to certain ordinary income items of a Partnership). Such capital gain will be long-term or short-term, or potentially partly long-term and partly short-term, depending on our holding period in a Partnership.
Sale of a Partnership’s Property.   Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See “— Gross Income Tests.”
Partnership Audit Rules.   Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in Partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these Partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our stock.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
State and Local Taxes
We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF ARMADA HOFFLER, L.P.
The following summarizes the material terms of the First Amended and Restated Agreement of Limited Partnership of Armada Hoffler, L.P, as amended, which we refer to as the “partnership agreement.” This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the partnership agreement and the amendments thereto, which are filed as exhibits, and incorporated by reference into, the registration statement of which this prospectus forms a part. See “Where To Find Additional Information.” For purposes of this section, references to “we,” “our,” “us” and the “Company” refer to Armada Hoffler Properties, Inc.
Management
We are the sole general partner of our Operating Partnership, a Virginia limited partnership. We conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to the partnership agreement, we, as the general partner, have full, complete and exclusive responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions, including acquisitions, dispositions, refinancings and selection of lessees, to make distributions to partners and to cause changes in our Operating Partnership’s business activities.
Operating Partnership Units
Interests in our Operating Partnership are denominated in units of limited partnership interest. Our Operating Partnership has designated the following classes of units of limited partnership interest, or operating partnership units: Class A units, Class B units, Class C units, Series A preferred units (as defined below) and LTIP units.
Class A Units
The Class A operating partnership units, or Class A units, are the common units of limited partnership interest that may be redeemed by us for cash, or at our option, for shares of our common stock, on a one-for-one basis. See “— Redemption Rights” below. The Class A units have distribution rights, redemption rights and the other rights, preferences and limitations as described below.
Class B Units and Class C Units
There are no outstanding Class B units or Class C units. Class B units and Class C units were previously issued in connection with our acquisition of a property, but all such units have automatically converted into Class A units in accordance with their terms.
6.75% Series A Cumulative Redeemable Perpetual Preferred Units
In connection with the issuance of our Series A preferred stock, the Operating Partnership issued to the Company 6,843,418 6.75% Series A Cumulative Redeemable Perpetual Preferred Units, or Series A preferred units, which have economic terms that are identical to our Series A preferred stock. The Series A preferred units were issued to the Company in exchange for our contribution of the net proceeds from the offering of our Series A preferred stock to the Operating Partnership.
Holders of the Series A preferred units do not have any voting rights.
LTIP Units
LTIP units are a class of operating partnership units and, if issued, will receive the same quarterly per-unit profit distributions as Class A units. LTIP units, if issued, will not have full parity with other outstanding units with respect to liquidating distributions. Generally, under the terms of the LTIP units, if issued, our Operating Partnership will revalue its assets upon the occurrence of certain specified events, and any increase in valuation from the last revaluation of our Operating Partnership assets until such event will be allocated first to the LTIP unit holders to equalize the capital accounts of such holders with the capital accounts of holders of our Class A units. Upon equalization of the capital accounts of the LTIP unit holders with the capital accounts of the other holders of our Class A units, the LTIP units will achieve full parity with our other Class A units for all purposes, including with respect to liquidating distributions. If such parity is reached and subject to certain further conditions, vested LTIP units may be converted into an equal number of Class A units at any time, and thereafter enjoy all the rights of such units, including redemption rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.
Transferability of Interests
Subject to certain exceptions, holders of operating partnership units may not transfer their operating partnership units without our consent, as general partner of our Operating Partnership. We may not engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction that results in a change in control of the Company unless:
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we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by the Company or its subsidiaries);

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as a result of such transaction, all limited partners (other than the Company or its subsidiaries) will receive, or have the right to receive, for each operating partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our shares of common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding common stock, each holder of operating partnership units (other than those held by the Company or its subsidiaries) shall be given the option to exchange its operating partnership units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

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we are the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than the Company or its subsidiaries) receive for each operating partnership unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property received in the transaction by a holder of one of our shares of common stock.

We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than operating partnership units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for operating partnership units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement, including those of the general partner, and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.
We also may, as the general partner, (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner, and (ii) engage in a transaction required by law or by the rules of any national securities exchange or over-the-counter interdealer quotation system on which our common stock is listed.
We, as the general partner, without the consent of the limited partners, may (i) merge or consolidate our Operating Partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our Operating Partnership in a transaction pursuant to which the limited partners (other than us or any of our subsidiaries) receive consideration as set forth above.

Capital Contributions
We will contribute, directly, to our Operating Partnership substantially all of the net proceeds of any offering made pursuant to this prospectus and any accompanying prospectus supplement as a capital contribution in exchange for operating partnership units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, we are obligated to contribute the net proceeds of any future offering of common or preferred equity securities as additional capital to our Operating Partnership. If we contribute additional capital to our Operating Partnership, we will receive additional Class A or preferred units, as applicable, and our percentage interest will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions. Conversely, the percentage interests of the limited partners will be decreased on a proportionate basis in the event of additional capital contributions by us. In addition, if we contribute additional capital to our Operating Partnership, we, as the general partner, will revalue the property of our Operating Partnership to its fair market value (as determined by us, as the general partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us, as the general partner) on the date of the revaluation. Our Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests we own as the general partner.
Redemption Rights
Pursuant to the partnership agreement, holders of Class A units, other than us, have redemption rights, which enable them to cause our Operating Partnership to redeem their Class A units in exchange for cash or, at our option, as the general partner of our Operating Partnership, for shares of our common stock on a one-for-one basis, commencing one year from the date of issuance of such units. Redemptions will generally occur only on the first day of each calendar quarter. Limited partners must submit an irrevocable notice to our Operating Partnership of the intention to be redeemed no fewer than 60 days prior to the redemption date, and each limited partner must submit for redemption at least 1,000 Class A units or, if such limited partner holds fewer than 1,000 Class A units, all the Class A units owned by such limited partner. The number of shares of our common stock issuable upon redemption of Class A units held by limited partners may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner would:
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result in any person owning, directly or indirectly, shares of common stock in excess of the stock ownership limit in our charter;

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result in our being owned by fewer than 100 persons (determined without reference to any rules of attribution);

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result in our being “closely held” within the meaning of Section 856(h) of the Code;

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cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant (other than a TRS) of ours, our Operating Partnership’s or a subsidiary partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code;

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cause us to fail to qualify as a REIT under the Code; or

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cause the acquisition of common stock by such redeeming limited partner to be “integrated” with any other distribution of common stock or operating partnership units for purposes of complying with the registration provisions of the Securities Act.

We, as the general partner, may, in our sole and absolute discretion, waive any of these restrictions.
The partnership agreement requires that our Operating Partnership be operated in a manner that enables us to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code (other than any federal income tax liability associated with our retained capital gains) and to ensure that the partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code.
Partnership Expenses
In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership generally pays all of our administrative costs and expenses, including:
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all expenses relating to our continuity of existence and our subsidiaries’ operations;

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all expenses relating to offerings and registration of securities;

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all expenses associated with any repurchase by us of any securities;

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all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

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all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

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all administrative costs and expenses, including salaries and other payments to directors, officers or employees;

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all expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing compensation to our employees;

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all expenses incurred by us relating to any issuance or redemption of operating partnership units; and

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all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

These expenses, however, do not include any of our administrative and operating costs and expenses incurred that are attributable to properties that, in the future, may be owned by us directly rather than by our Operating Partnership or its subsidiaries.
General Partner Duties
Our directors and officers have duties under applicable Maryland law to oversee our management in a manner consistent with our best interests. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties, as general partner to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to us. The partnership agreement provides that in the event of a conflict between the interests of our stockholders, on the one hand, and the limited partners of our Operating Partnership, on the other hand, we, as general partner, will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners shall be resolved in favor of our stockholders and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.
Distributions
The partnership agreement provides that our Operating Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of our Operating

Partnership’s property in connection with the liquidation of our Operating Partnership) at such times and in such amounts as are determined by the general partner in its sole and absolute discretion, (i) first, to any holders of operating partnership units that are entitled to any preference in distribution in accordance with the rights of any such class of operating partnership units (and, within such class, pro rata in proportion to the respective percentage interests in our Operating Partnership), and (ii) second, to all other limited partners in accordance with their respective percentage interests in our Operating Partnership.
Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans, any remaining assets of the partnership will be distributed (i) first, to the holders of operating partnership units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series of operating partnership units (and, within each such class or series, to each holder thereof pro rata based on its percentage interest in such class), and (ii) second, to all other limited partners with positive capital accounts in accordance with their respective positive capital account balances.
Allocations
Profits and losses of the partnership (including depreciation and amortization deductions) for each fiscal year generally are allocated to us and the other limited partners in a manner consistent with the economic rights of the interests of the partners in the partnership. All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating items with respect to (i) the difference between our predecessor’s adjusted tax basis in our portfolio and the proceeds of the offering that we will contribute to our Operating Partnership in exchange for operating partnership units and (ii) contributed property acquired for operating partnership units for which fair market value differs from the adjusted tax basis at the time of contribution. Any such election shall be binding on all partners. Upon the occurrence of certain specified events, our Operating Partnership will revalue its assets and any net increase in valuation will be allocated first to any LTIP units to equalize the capital accounts of such holders with the capital accounts of the holders of the other outstanding operating partnership units.
Registration Rights
Pursuant to the partnership agreement, holders of Class A units have been granted certain registration rights with respect to the shares of our common stock that may be issued in connection with the redemption of Class A units. Subject to certain further conditions as set forth in our partnership agreement, we are obligated to file a shelf registration statement covering the issuance and resale of common stock received by limited partners upon redemption of their Class A units. In furtherance of such registration rights, we have also agreed as follows:
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to use our commercially reasonable efforts to have the registration statement declared effective;

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to furnish to limited partners redeeming their Class A units for our shares of common stock prospectuses, supplements, amendments, and such other documents reasonably requested by them;

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to register or qualify such shares under the securities or blue sky laws of such jurisdictions within the United States as required by law;

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to list shares of our common stock issued pursuant to the exercise of redemption rights on any securities exchange or national market system upon which our shares of common stock are then listed; and

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to indemnify limited partners exercising redemption rights against all losses caused by any untrue statement of a material fact contained in the registration statement, preliminary prospectus or prospectus or caused by any omission to state a material fact required to be stated or necessary to make the statements therein not misleading, except insofar as such losses are caused by any untrue statement or omission based upon information furnished to us by such limited partners.

As a condition to our obligations with respect to the registration rights of limited partners, each limited partner has agreed:
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that it will not offer or sell shares of our common stock that are issued upon redemption of their operating partnership units until such shares have been included in an effective registration statement;

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that, if we determine in good faith that registration of shares for resale would require the disclosure of important information that we have a business purpose for preserving as confidential, the registration rights of each limited partner will be suspended until we notify such limited partners that suspension of their registration rights is no longer necessary (so long as we do not suspend their rights for more than 180 days in any 12-month period);

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that if we propose an underwritten public offering, each limited partner will agree not to effect any offer, sale or distribution of our shares during the period commencing on the tenth day prior to the expected effective date of a registration statement filed with respect to the public offering or commencement date of a proposed offering and ending on the date specified by the managing underwriter for such offering; and

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to indemnify us and each of our officers, directors and controlling persons against all losses caused by any untrue statement or omission contained in (or omitted from) any registration statement based upon information furnished to us by such limited partner.

Subject to certain exceptions, our Operating Partnership will pay all expenses in connection with the exercise of registration rights under our Operating Partnership’s partnership agreement.
Notwithstanding the foregoing, we are not required to file or maintain the effectiveness of a registration statement relating to the shares of common stock issued upon the redemption of Class A units after the first date upon which such shares of common stock may be sold by the holders pursuant to Rule 144 under the Securities Act without limitation as to amount or manner of sale or in accordance with the volume limitations contained in Rule 144(e) under the Securities Act.
Amendments of the Partnership Agreement
We, as the general partner, without the consent of the limited partners, may amend the partnership agreement in any respect; provided that the following amendments require the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by us or our subsidiaries):
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any amendment affecting the operation of the conversion factor or the redemption right (except as otherwise provided in the partnership agreement) in a manner that adversely affects the limited partners in any material respect;

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any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional operating partnership units pursuant to the partnership agreement;

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any amendment that would alter our Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional operating partnership units pursuant to the partnership agreement; or

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any amendment that would impose on the limited partners any obligation to make additional capital contributions to our Operating Partnership.

Indemnification and Limitation of Liability
The limited partners of our Operating Partnership expressly acknowledge that we, as the general partner of our Operating Partnership, are acting for the benefit of our Operating Partnership, the limited partners (including us) and our stockholders collectively and that we are under no obligation to consider the separate interests of the limited partners (including, without limitation, the tax consequences to some or all of the limited partners) in deciding whether to cause our Operating Partnership to take, or decline to take, any actions. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand, and the limited partners of our Operating Partnership on the other hand, we, as the general partner, will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners, provided however, that so long as we own a controlling interest in our Operating Partnership, any such conflict that we, as the general partner, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders, and we will not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.
To the extent permitted by applicable law, the partnership agreement provides for the indemnification of the general partner, and our officers, directors, employees, agents and any other persons we may designate from and against any and all claims arising from operations of our Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a court of competent jurisdiction that:
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the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

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the indemnitee actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as the general partner of our Operating Partnership, and our officers, directors, agents or employees, will not be liable for monetary damages to our Operating Partnership or the limited partners for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission so long as any such party acted in good faith.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Term
Our Operating Partnership will continue indefinitely or until sooner dissolved upon:
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the bankruptcy, dissolution, removal or withdrawal of us as the general partner (unless the limited partners elect to continue the partnership);

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the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

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the redemption of all Class A units (other than those held by us, if any) unless we decide to continue the partnership by the admission of one or more limited partners; or

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an election by us in our capacity as the general partner.

Tax Matters
We are the partnership representative (and, for years ending prior to December 31, 2017, the tax matters partner) of our Operating Partnership and, as such, will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference.

PLAN OF DISTRIBUTION
We or any of the selling securityholders may sell the offered securities from time to time:
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Through underwriters or dealers:

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Through agents;

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Directly to one or more purchasers; or

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Through a combination of any of these methods.

We will describe the specific plan of distribution, including any underwriters, dealers, agents or director purchasers and their compensation in the applicable prospectus supplement to this prospectus relating to the offered securities.
LEGAL MATTERS
The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents by legal counsel named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Armada Hoffler Properties, Inc. appearing in Armada Hoffler Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Armada Hoffler Properties, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE TO FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.armadahoffler.com. The information contained on or accessible through our website is not incorporated into, and does not form a part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 23, 2023;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2022;

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our Registration Statement on Form 8-A, filed with the SEC on May 3, 2013, which incorporates by reference the description of our common stock from our Registration Statement on Form S-11 (Reg. No. 333-187513), and all reports filed for the purpose of updating such description; and

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the description of our Series A preferred stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 17, 2019, and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may obtain copies of any of these filings by contacting Armada Hoffler Properties, Inc. as described below, or by accessing the SEC’s website or the Company’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Armada Hoffler Properties, Inc.
222 Central Park Avenue, Suite 2100
Virginia Beach, Virginia 23462
(757) 366-4000
Website: http://www.armadahoffler.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

7,000,000 Shares
Common Stock

PROSPECTUS
SUPPLEMENT

Joint Book-Running Managers
Jefferies
BofA Securities
Barclays
September   , 2024